SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant [ ]

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[ ]	Preliminary Proxy Statement	[ ]	Soliciting Material Under Rule 14a-12
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
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TrueBlue, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Tacoma, Washington
April 1, 2011

Dear Shareholders:

It is a pleasure to invite you to your Company’s 2011 annual meeting of shareholders, to be held at TrueBlue’s corporate headquarters, 1015 A Street, Tacoma, Washington, 98402, on Wednesday, May 11, 2011, at 10:00 a.m. (Pacific Daylight Time).

Under the Securities and Exchange Commission rules that allow companies to furnish proxy materials to shareholders electronically, TrueBlue has decided to deliver our proxy materials to most shareholders over the Internet. This delivery process allows us to provide shareholders with the information they need, while at the same time conserving resources and lowering costs to the Company. On April 1, 2011, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our 2011 proxy statement and 2010 annual report to shareholders. The Notice also provides instructions on how to vote online, by telephone, or by requesting and returning a proxy card, and includes instructions on how to receive a paper copy of the proxy materials by mail.

The matters to be acted upon are described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.

I look forward to seeing our shareholders at the meeting. We will report on TrueBlue’s operations and respond to questions you may have.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend, it is important that your shares be represented. Please vote over the internet, by telephone, or by requesting and mailing a proxy card as soon as possible in order to ensure that your vote is counted. If you are a shareholder of record and attend the meeting you will, of course, have the right to vote your shares in person.

Very truly yours,

/s/ Joseph P. Sambataro, Jr.

Joseph P. Sambataro, Jr.
Chairman of the Board

TRUEBLUE, INC.
1015 A Street
Tacoma, Washington 98402
__________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Wednesday, May 11, 2011

The annual meeting of the shareholders of TrueBlue, Inc., a Washington corporation (the “Company”), will be held at TrueBlue’s corporate headquarters, 1015 A Street, Tacoma, Washington, 98402, on Wednesday, May 11, 2011, at 10:00 a.m. (Pacific Daylight Time) for the following purposes:

1.	to elect the directors named in the accompanying proxy statement to serve until the next annual meeting of shareholders, and until their respective successors are elected and qualified;

2.	to approve, by non-binding vote, executive compensation;

3.	to advise, by non-binding vote, the frequency of voting to approve executive compensation;

4.	to ratify the selection of Deloitte & Touche LLP to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 30, 2011; and

5.	to transact such other business as may properly come before the meeting.

Important notice regarding the availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 11, 2011: Our proxy statement is attached. Financial and other information concerning TrueBlue is contained in our annual report to shareholders for the 2010 fiscal year. The proxy statement and our 2010 annual report to shareholders are available on our website at www.TrueBlueInc.com. Additionally, and in accordance with Securities and Exchange Commission rules, you may access our proxy materials and vote your shares at www.proxyvote.com.

YOUR VOTE IS IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO VOTE OVER THE INTERNET, BY TELEPHONE, OR BY REQUESTING AND RETURNING A PROXY CARD AS PROMPTLY AS POSSIBLE IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO REVOKE IT LATER OR, IF YOU ARE A SHAREHOLDER OF RECORD, VOTE YOUR SHARES IN PERSON IN THE EVENT THAT YOU SHOULD ATTEND THE MEETING.

Only shareholders of record at the close of business on March 11, 2011, will be entitled to notice of, and to vote at, the annual meeting and any adjournments thereof. Brokers cannot vote for Items 1, 2, or 3 without your instructions on how to vote.

By Order of the Board of Directors

/s/ James E. Defebaugh

James E. Defebaugh
Secretary

Tacoma, Washington
April 1, 2011

2011 Proxy Statement

Table of Contents

GENERAL INFORMATION	4

PROPOSAL 1. ELECTION OF DIRECTORS	10

PROPOSAL 2. ADVISORY (NON-BINDING) VOTE APPROVING EXECUTIVE
COMPENSATION	13

PROPOSAL 3. ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY OF VOTING
TO APPROVE EXECUTIVE COMPENSATION	16

CORPORATE GOVERNANCE	17
Corporate Governance Guidelines	17
Related Person Transactions	17
Certain Relationships and Related Transactions	18
Director Independence	18
Leadership Structure	18
Risk Assessment	19
Nominations for Directors	19
Shareholder Communications	22
Code of Business Conduct and Ethics	23
Meetings and Committees of the Board	23
Section 16(a) Beneficial Ownership Reporting Compliance	24
New York Stock Exchange Certification	25

COMPENSATION OF DIRECTORS	25
Annual Retainers	25
Meeting Fees	25
Equity Grants	25
Non-Employee Director Compensation	26
Equity Retainer and Deferred Compensation Plan for Non-Employee Directors	26
Director Stock Ownership Guidelines	27

AUDIT COMMITTEE REPORT	27

COMPENSATION COMMITTEE REPORT	29
Compensation Committee Membership and Processes	29
Compensation Committee	29
Compensation Committee Interlocks And Insider Participation	30

EXECUTIVE OFFICERS	30

COMPENSATION DISCUSSION AND ANALYSIS	31
Executive Summary	31
Compensation Philosophy - Objectives of the Executive Compensation Programs	33
Benchmarking and Competitive Compensation	33
Compensation Program Design	34
Total Compensation – Internal Equity	37
Compensation Risk Analysis	37
Stock Ownership Guidelines	37
Change in Control Agreements	38
Nonqualified Deferred Compensation Plan	38
Tax and Accounting Implications	39
Deductibility of Executive Compensation	39
Nonqualified Deferred Compensation	39
Accounting for Stock-Based Compensation	39

EXECUTIVE COMPENSATION TABLES	40
Summary Compensation Table	40
Grants of Plan-Based Awards	41
Outstanding Equity Awards at Fiscal Year-End	43
Option Exercises and Stock Vested	44
Pension Benefits	44
Nonqualified Deferred Compensation	45
Potential Payments to Named Executive Officers upon Termination or Change in Control	46
Equity Compensation Plan Information	52

PROPOSAL 4. RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM	53
Fees Paid to Independent Registered Public Accountant for Fiscal Years 2010 and 2009	53
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent
Registered Public Accounting Firm	54

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	55

OTHER BUSINESS	57

FORM 10-K REPORT AVAILABLE	57

TRUEBLUE, INC.
1015 A Street
Tacoma, Washington 98402
_____________________________

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
Wednesday, May 11, 2011
_____________________________

GENERAL INFORMATION

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of TrueBlue, Inc. (“TrueBlue,” “Company,” “we,” “us,” or “our”) to be voted at our 2011 Annual Meeting of Shareholders (the “Meeting”) to be held at 10:00 a.m. (Pacific Daylight Time) on Wednesday, May 11, 2011, at the corporate headquarters of TrueBlue, Inc., 1015 A Street, Tacoma, Washington 98402, and at any adjournment thereof. This proxy statement contains the required information under the rules of the Securities and Exchange Commission and is designed to assist you in voting your shares.

Background

What is the purpose of the Meeting?

At the Meeting, shareholders on the record date will vote on the items of business outlined in the Notice of Annual Meeting of Shareholders (the “Meeting Notice”). In addition, management will report on our business and respond to questions from shareholders.

When is the record date?

The Board has established March 11, 2011, as the record date for the Meeting.

Why did I receive a Notice of Internet Availability or why did I receive this proxy statement and a proxy card?

You received a Notice of Internet Availability or this proxy statement and a proxy card because you owned shares of TrueBlue, Inc. common stock as of March 11, 2011, the record date for the Meeting, and are entitled to vote on the items of business at the Meeting. This proxy statement describes the items of business that will be voted on at the Meeting and provides information on these items so that you can make an informed decision.

Who may vote?

In order to vote at the Meeting, you must be a shareholder of record of TrueBlue as of March 11, 2011. If on the close of business on the record date, your shares were registered directly in your name with our transfer agent, then you are a shareholder of record. As a shareholder of record, you may vote in person, at the Meeting, or vote by proxy.

If on the close of business on the record date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other agent, then you are the beneficial owner of shares held in “street name” and these proxy materials are being made available or being forwarded to you by your broker, bank or other agent. The broker, bank or other agent holding your account is considered to be the shareholder of record for purposes of voting at the Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent on how to vote the shares in your account. You are also invited to attend the Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the Meeting unless you request and obtain a valid legal proxy issued in your name from your broker, bank or other agent.

How many shares of TrueBlue common stock are outstanding?

As of the record date, there were 44,281,119 shares of TrueBlue common stock outstanding. There are no other classes of capital stock outstanding.

Voting Procedure

On what items of business am I voting?

     You are being asked to vote to on the following items of business:

1.	to elect the directors named in the accompanying proxy statement to serve until the next annual meeting of shareholders, and until their respective successors are elected and qualified;

2.	to approve, by non-binding vote, executive compensation;

3.	to advise, by non-binding vote, the frequency of voting to approve executive compensation;

4.	to ratify the selection of Deloitte & Touche LLP to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 30, 2011; and

5.	to transact such other business as may properly come before the meeting.

How do I vote?

If you are a shareholder of record (that is, if your shares are owned in your name and not in “street name”), you may vote:
  via the internet at www.proxyvote.com;
  by telephone (within the U.S. or Canada) toll-free at 1-800-690-6903;
  by signing and returning the enclosed proxy card; or
  by attending the Meeting and voting in person.
If you wish to vote by telephone, you must do so before 11:59 p.m., Eastern Time, on Tuesday, May 10, 2011. After that time, telephone voting will not be permitted, and a shareholder wishing to vote, or revoke an earlier proxy, must submit a signed proxy card or vote in person. Shareholders can vote in person or via the Internet during the Meeting. Shareholders of record will be on a list held by the Inspector of Elections. “Street name” shareholders, also known as beneficial holders, must obtain a proxy from the institution that holds their shares, whether it is their brokerage firm, a bank or other shareholder of record, and present it to the Inspector of Elections with their ballot. Shareholders attending via the Internet will need to follow the instructions at www.proxyvote.com in order to vote or submit questions at the Meeting. Voting in person or via the Internet by a shareholder will revoke and replace any previous votes submitted by proxy.

In accordance with the rules of the U.S. Securities and Exchange Commission (“SEC”), we are providing all shareholders who have not affirmatively opted to receive paper materials, all of their proxy materials via the Internet. You may opt to receive paper copies of proxy materials, at no cost to you, by following the instructions contained in the Notice of Internet Availability.

How are my voting instructions carried out and how does the Board recommend I vote?

When you vote via proxy by properly executing and returning a proxy card or by voting over the internet or by telephone, you appoint the individuals named on the proxy card (your “Proxy”) as your representatives at the Meeting. The Proxy will vote your shares at the Meeting, or at any adjournment of the Meeting, as you have instructed them on the proxy card. We urge you to specify your choices by marking the appropriate boxes on a proxy card, or following the instructions carefully for voting over the internet or telephone. However, if you return a properly executed proxy card without specific voting instructions, the Proxy will vote your shares: (i) FOR Proposal 1 (for the election of the director nominees named in the proxy statement); (ii) FOR Proposal 2 (for the non-binding approval of executive compensation); (iii) for “ONE YEAR” on Proposal 3 (the frequency of voting to approve executive compensation); (iv) FOR Proposal 4 (for the ratification of the selection of Deloitte & Touche LLP to serve as our independent registered public accounting firm); and (v) with respect to any other business that may properly come before the Meeting, in accordance with the Board’s recommendations. With proxy voting, your shares will be voted regardless of whether you attend the Meeting. Even if you plan to attend the Meeting, it is advisable to vote your shares via proxy in advance of the Meeting in case your plans change.

If any nominee for director is unable to serve or for good cause will not serve, or if an item properly comes up for vote at the Meeting, or at any postponement or adjournment of the Meeting, that is not described in the Meeting Notice, your Proxy will vote the shares as recommended by the Board of Directors pursuant to the discretionary authority granted in the proxy. At the time this proxy statement was printed, we were not aware of any other matters to be voted on.

How many votes do I have?

You have one vote for each share you own, and you can vote those shares for each item of business to be addressed at the Meeting.

How many shares must be present to hold a valid Meeting?

For us to hold a valid Meeting, we must have a quorum, which means that a majority of the outstanding shares of our common stock that are entitled to cast a vote are present in person or by proxy at the Meeting. Proxies received but marked as abstentions and Broker Non-Votes (discussed below) will be treated as shares that are present and entitled to vote for purposes of determining a quorum. Your shares will be counted as present at the Meeting if you:
  vote via the Internet or by telephone;
  properly submit a proxy card (even if you do not provide voting instructions); or
  attend the Meeting and vote in person.
How many votes are required to approve an item of business?

As described in more detail under “Proposal 1, Election of Directors,” the Company has adopted majority voting procedures for the election of Directors in uncontested elections. As this is an uncontested election, each of the nominees for election as Directors will be elected by the vote of the majority of the votes cast. A majority of votes cast means that the number of shares cast “For” a director’s election exceeds the number of votes cast “Against” that director. There is no cumulative voting for the Company’s directors. Abstentions and Broker Non-Votes are not considered “votes cast.” Likewise, a share otherwise present at the meeting as to which a shareholder gives no authority or direction to vote is also not considered a “vote cast.”

The proposal to approve, by non-binding vote, executive compensation will be approved under Washington law if the number of votes cast “For” the matter exceeds the number of votes cast “Against” the matter.

The proposal to recommend, by non-binding vote, the frequency of executive compensation approval, will follow the option which receives the most votes from shareholders.

The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered accounting firm will be approved under Washington law if the number of votes cast “For” the matter exceeds the number of votes cast “Against” the matter.

What if my shares are held by a brokerage firm?

If you are a beneficial owner whose shares are held on record by a broker, you must instruct the broker how to vote your shares. The rules of the New York Stock Exchange (“NYSE”) allow brokerage firms to vote their clients’ shares on routine matters if the clients do not provide voting instructions at least 10 days prior to the shareholder meeting. The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm is considered a routine matter under NYSE rules. However, the other proposals, including the election of directors, are not considered routine matters under NYSE rules. The NYSE rules do not allow brokerage firms to vote their clients’ shares on non-routine matters, including the election of directors, in the absence of affirmative voting instructions. It should be noted that NYSE rules previously considered the election of directors to be a “routine” matter for which brokerage firms could vote in the election of directors if the record holder had not received instructions on how to vote from the beneficial owner. Accordingly, it is particularly important the beneficial owners instruct their brokers how they wish to vote their shares.

If your brokerage firm votes your shares on routine matters because you do not provide voting instructions, your shares will be counted for purposes of establishing a quorum to conduct business at the Meeting and in determining the number of shares voted for or against the routine matter. If your brokerage firm lacks discretionary voting power with respect to an item that is not a routine matter and you do not provide voting instructions (a “Broker Non-Vote”), your shares will be counted for purposes of establishing a quorum to conduct business at the Meeting, but will not be counted in determining the number of shares voted for or against the non-routine matter.

What effect will Abstentions and Broker Non-Votes have?

Abstentions and Broker Non-Votes will have no practical effect on any of the proposals because abstentions and Broker Non-Votes do not represent votes cast “For” or “Against” the proposals.

What if I change my mind after I vote via proxy?

     You may revoke your proxy at any time before your shares are voted by:
  submitting a later dated proxy prior to the Meeting (by mail, Internet or telephone);
  delivering a written request in person to return the executed proxy;
  voting in person at the Meeting; or
  providing written notice of revocation to the Corporate Secretary of the Company at P.O. Box 2910, Tacoma, Washington, 98401.

Where can I find the voting results of the Meeting?

We will announce preliminary voting results at the Meeting. We plan to publish the final voting results in a Current Report on Form 8-K (“Form 8-K”) filed within four business days of the Meeting. If final voting results are not available within the four business day timeframe, we plan to file a Form 8-K disclosing preliminary voting results within the required four business days, to be followed as soon as practicable by an amendment to the Form 8-K containing final voting results.

How can multiple shareholders sharing the same address request to receive only one set of proxy materials and other investor communications?

If you opt to continue to receive paper copies of our proxy materials, you may elect to receive future proxy materials, as well as other investor communications, in a single package per address. This practice, known as “householding,” is designed to reduce our paper use, printing, and postage costs. To make the election, please indicate on your proxy card under “Householding Election” your consent to receive such communications in a single package per address. Once we receive your consent, we will send a single package per household until you revoke your consent by notifying our Investor Relations Department at P.O. Box 2910, Tacoma, Washington 98401. We will start sending you individual copies of proxy materials and other investor communications within 30 days of your revocation.

Can I receive the proxy materials electronically?

Yes. Shareholders who have not affirmatively opted to receive paper proxy materials through the mail will receive a Notice of Internet Availability and may access our proxy materials electronically via the Internet. On or about April 1, 2011, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials directing shareholders to a website where they can access our 2011 proxy statement and fiscal 2010 annual report and view instructions on how to vote via the Internet or by phone. If you received the Notice only and would like to receive a paper copy of the proxy materials, please follow the instructions printed on the Notice to request that a paper copy be mailed to you.

We will arrange with brokerage firms and other custodians, nominees, and fiduciaries to forward proxy solicitation material to certain beneficial owners of the common stock and will reimburse such brokerage firms, custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses that they incur as a result of forwarding the proxy materials.

Who may solicit proxies?

Proxies may be solicited by our officers, directors, and regular supervisory and executive employees, none of whom will receive any additional compensation for their services.

Who will count the votes?

Broadridge Investor Services will count the votes and will serve as the independent inspector of the election.

Proposals by Shareholders

How can a shareholder submit a proposal to be voted on at the 2012 Annual Meeting?

The Company anticipates that the 2012 Annual Meeting will be held no later than June 2012. A shareholder proposal to be presented at the Company’s 2012 Annual Meeting of Shareholders and included in the Company’s proxy statement relating to such meeting must be received by the Company at its executive offices at P.O. Box 2910, Tacoma, WA 98401, not later than the close of business on the 120th day prior to the first anniversary of the date of this proxy statement for the 2011 Annual Meeting. Please send the proposal to the attention of the Company’s Secretary. A proposal for action to be presented by any shareholder at an annual meeting will be out of order and will not be acted upon unless: (i) specifically described in the Company’s proxy statement relating to such meeting; (ii) such proposal has been submitted in writing to the Secretary at the above address not later than the close of business on the 120th day prior to the first anniversary of this proxy statement (proposals for the 2012 Annual Meeting must be submitted before December 2, 2011); and (iii) such proposal is, under law, an appropriate subject for shareholder action. All shareholder proposals related to the nomination of a director must comply with the provisions set forth below in the section Nominations by Shareholders. Shareholder proposals not related to the nomination of a director, in addition to the information about the proposing shareholder, must set forth:

(a)	A brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such shareholder, in such business; and

(b)	A description of all agreements, arrangements and understandings, whether direct or indirect, between such shareholder, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder.

Additional Information

Where can I find additional information about TrueBlue?

Our reports on Forms 10-K, 10-Q and 8-K, and other publicly available information should be consulted for other important information about TrueBlue. You can also find additional information about us on our web site at www.TrueBlueInc.com. The principal executive office of the Company is located at 1015 A Street, Tacoma, Washington 98402. The mailing address of the principal executive office is P.O. Box 2910, Tacoma, Washington 98401. The telephone number for the Company is (253) 383-9101.

PROPOSAL 1. ELECTION OF DIRECTORS

Majority Voting

The Company’s directors are elected each year at the annual meeting of shareholders to serve until their successors are elected and qualified, or until they resign, are removed, or are otherwise disqualified to serve. The Company’s Board of Directors currently consists of nine directors. Effective as of the 2011 Annual Meeting, Robert J. Sullivan’s term on the Board of Directors will expire and he is not standing for re-election.

A nominee for director in an uncontested election who does not receive a majority vote but who was a director at the time of the election shall not be elected, but shall continue to serve as a holdover director until the earliest of: (a) 90 days after the date on which an inspector determines the voting results as to that director pursuant to Section 23B.07.290 of the Washington Business Corporation Act; (b) the date on which the Board of Directors appoints an individual to fill the office held by such director, which appointment shall constitute the filling of a vacancy by the Board of Directors; or (c) the date of the director’s resignation. Any vacancy resulting from the non-election of a director under these circumstances may be filled by the Board of Directors as provided in Article II, Section 2.11 of the Bylaws. The Governance and Nominating Committee will consider promptly whether to fill the position of a nominee failing to receive a majority vote and make a recommendation to the Board of Directors about filling the position. The Board of Directors will act on the Governance and Nominating Committee’s recommendation and within ninety (90) days after the certification of the shareholder vote will disclose publicly its decision. Except as provided in the next sentence, a director who failed to receive a majority vote for election will not participate in the Governance and Nominating Committee recommendation or Board of Directors decision about filling his or her office. If no director receives a majority vote in an uncontested election, then the incumbent directors: (i) will nominate a slate of directors and hold a special meeting for the purpose of electing those nominees as soon as practicable; and (ii) may in the interim fill one or more director positions with the same director(s) who will continue in office until their successors are elected.

The Nominees

The Board of Directors has nominated the following persons for election as directors, all of whom are currently directors. The Board of Directors recommends a vote “FOR” each of the nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named. The biographies of each of the nominees and continuing directors below contains information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, and information regarding involvement in certain legal or administrative proceedings, if applicable. Each biographic summary is followed by a brief summary of certain experiences, qualifications, attributes or skills that led the Corporate Governance and Nominating Committee (the “Governance Committee”) and the Board to determine that each nominee should serve as a director for the Company beginning at the 2011 Annual Meeting. The summaries do not include all of the experiences, qualifications, attributes or skills of the nominees. General information regarding the nomination process is included in the Corporate Governance Section under the “Nominations for Directors” heading.

Steven C. Cooper, 48, has served as a Director and the Company’s Chief Executive Officer since 2006, and has served as President since 2005. From 2001 to 2005, Mr. Cooper served as the Company’s Executive Vice President and Chief Financial Officer and from August 2000 to February 2001 as the Vice President of Finance; and from April 1999 to August 2000 as the Company’s Corporate Controller. Prior to joining the Company in 1999, Mr. Cooper held various senior management positions with Deloitte & Touche LLP, providing professional services, and Albertsons, Inc., a NYSE-listed retail company.

Mr. Cooper has extensive experience in strategic planning, operations, finance, and accounting for the Company as well as in his prior career. Mr. Cooper is the only management member of the Board, thus his participation on the Board fulfills a critical communication and leadership role.

Thomas E. McChesney, 64, has served as a Director of the Company since 1995. Mr. McChesney currently serves as a Director of ConnectSoft, Inc. and The Patron Company, LLC. From 2004 to 2009, Mr. McChesney was President of SR Footwear, LLC. From 1998 to 2005, he was Director of Investment Banking with Blackwell Donaldson and Company. Mr. McChesney was previously a director of Nations Express, Inc.

Mr. McChesney contributes his long experience as a Director of the Company, including 14 years as the Chair of our Compensation Committee, together with extensive financial and entrepreneurial experience as an executive and board member in the financial services industry as well as a wide variety of other enterprises.

Gates McKibbin, 64, has served as a Director of the Company since 2001. Since 1996, Ms. McKibbin has been self-employed as a consultant developing comprehensive strategy and leadership programs for large, nationally respected organizations. Prior to 1996, Ms. McKibbin held numerous executive and consulting positions.

Ms. McKibbin has a Ph.D. in organizational theory and research, spends significant time visiting and consulting with management and staff at all levels throughout the Company and provides the Board with her unique and insightful observations, especially those involving human relations, strategic and organizational change and leadership development.

Jeffrey B. Sakaguchi, 50, has served as a Director of the Company since December 2010. Mr. Sakaguchi currently serves as the Chairman of the Board of Directors of the Greater Los Angeles Chapter of the American Red Cross, where he previously served as Treasurer and the Chairman of Finance and Investment Committee. He also currently serves as Chairman of the Board of Neah Power Systems, Inc. a publicly held fuel cell manufacturing company, as well as a director of Eccentex, Inc., a privately held early stage software company. Mr. Sakaguchi has also served as a partner at the Technology Solutions Group, and as President and Chief Operating Officer of Evolution Robotics Retail, Inc. Prior to these positions, he was a senior partner with Accenture, where he led the North American Energy Strategy practice. Prior to that, he was a Senior Engagement Manager for McKinsey & Company, a global strategy consulting firm.

Mr. Sakaguchi’s experience in a number of leadership roles will help the Company improve performance and build market share. His extensive experience helping companies build long-term relationships with customers will help TrueBlue take advantage of emerging opportunities. This experience provides a valuable resource to the Company.

Joseph P. Sambataro, Jr., 60, has served as a Director since 2000 and as Chairman of the Board since October 2008. Mr. Sambataro served as the Company’s Chief Executive Officer from 2001 until 2006, and served as the Company’s President from 2001 until 2005. Mr. Sambataro joined the Company in 1997 and served as Chief Financial Officer, Treasurer and Assistant Secretary until 2001 and as Executive Vice President until March 2001. Prior to joining the Company, he worked with BDO Seidman, LLP, KPMG Peat Marwick and in senior management of biotechnology firms in Seattle.

Mr. Sambataro’s long and successful tenure as CEO and CFO for the Company during its formative years combined with his effective leadership and coaching skills, financial and accounting expertise and unique ability to develop consensus are among the contributions he makes to the Board and the primary reasons why he serves as our Chairman.

Bonnie W. Soodik, 60, has served as a Director since March 2010. Ms. Soodik’s career spanned 30 years with The Boeing Company, where she most recently served as a Senior Vice President, Office of Internal Governance and a member of the Boeing Executive Council. Ms. Soodik also served in various Vice President roles within Boeing and McDonnell Douglas Corporation where she began her career in 1977.

Ms. Soodik has experience from a broad number of functions at Boeing, from operations to human resources and has overseen governance, compliance and regulatory affairs. Her experience with such a large organization provides a valuable resource to the Company.

William W. Steele, 74, has served as a Director of the Company since August 2001, Chair of the Governance Committee since June 2003 and the Lead Independent Director since October 2008. Mr. Steele is currently a Director, Audit Committee member, and Chairman of the Executive Committee of ABM Industries, a large facilities services contractor traded on the New York Stock Exchange. In the course of his 43-year career with ABM Industries, Mr. Steele was appointed its President in 1991 and its Chief Executive Officer in 1994, and served in those capacities until his retirement in October of 2000.

Mr. Steele’s long term operating, executive, strategic and continuing board experience with ABM, a multi-unit service company that shares many attributes with our Company, is invaluable to the Board in its decision making and leadership processes. As Chair of our Governance Committee and Lead Independent Director, Mr. Steele is a student and champion of good governance and best practices.

Craig E. Tall, 65, has served as a Director of the Company since 2006. Mr. Tall was employed by Washington Mutual from 1985 to 2008, and was a member of its Executive Committee from 1985 through 2004, and served as its Vice Chair of Corporate Development from 1999 to 2008. Mr. Tall’s management responsibilities included a variety of assignments, such as mergers and acquisitions, commercial banking, consumer finance, managing Washington Mutual’s life insurance company, strategic planning, real estate, special credits and venture capital fund. Before joining Washington Mutual, Mr. Tall was president of Compensation Programs, Inc., a national employee benefits consulting firm.

Mr. Tall’s extensive and high level experience in the financial services industry as well as his executive and board involvement with numerous other businesses and organizations enables Mr. Tall to make very significant contributions to the Board’s decision making processes especially in strategic planning and financial matters. The depth and breadth of Mr. Tall’s experience and skills are also evident by the fact that he qualifies as an audit committee financial expert, serves as Chair of our Audit Committee and as a member of our Compensation Committee.

THE GOVERNANCE COMMITTEE AND THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH NOMINEE NAMED ABOVE.

PROPOSAL 2. ADVISORY (NON-BINDING) VOTE APPROVING EXECUTIVE COMPENSATION

     We are asking our shareholders to provide advisory approval of the compensation of our executive officers, as we describe below in the Compensation Discussion and Analysis section of this proxy statement. While this vote is advisory and not binding on our company, it will provide information to our Compensation Committee regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will consider, along with other factors, when determining executive compensation in the future.

     The following is a summary of the key objectives of our executive compensation program. See the Compensation Discussion and Analysis section below for more information.

How our Executive Compensation Program
Objective	Achieves this Objective
Retain Key Executives	Base Compensation reflects the amount necessary to attract and retain executives
Meet Annual Objectives set by the Board
  The Short-Term Incentive Plan pays out to executives upon the executive meeting individual goals and the Company meeting fiscal goals
  The Short-Term Incentive Plan provides incentive to achieve both Company and individual performance goals

Deliver Long-Term Shareholder Returns
  The Long-Term Equity Incentive Plan aligns the interests of executives with shareholders
  Time-vested restricted shares provide value to executives equal to that of shareholders
  Performance share units vest, if at all, based on three years of corporate performance, rewarding both shareholders and executives
  Executives are expected to accumulate and hold a significant number of shares based on their role within the Company

Our executive compensation program has been designed to generate long-term rewards for our shareholders while providing incentives to attract, motivate and retain key executives.

     The Compensation Committee uses performance-based incentives to motivate our executive officers to achieve short-term and long-term business goals. Performance targets are aligned with the Company’s business expectations. Award targets are set with advice and counsel on the program from the Compensation Committee’s outside executive compensation consultant, which provided no other services to our Company in 2010 other than those provided directly to or on behalf of the Compensation Committee.

Summary of Fiscal 2010 Executive Officer Compensation Program.

     Our Named Executive Officers’ (“NEO’s”) fiscal 2010 compensation consisted primarily of the following components, which we refer to as “total direct annual compensation” and which includes base salary, short-term incentives, and long-term incentives:

Annual
Compensation
Component	Description
Base Salary	Fixed annual cash amount At or close to the lower 25th percentile of our peer group
Short-Term Incentive Plan (Cash Incentive)	50% based on the Company’s 2010 fiscal performance 50% based on achieving individual performance goals
Long-Term Incentive Plan (Equity Incentive)	Restricted shares granted to vest over 3 years Performance share units vest only if long-term (3 year) financial targets are met

Our Compensation Committee believes strongly in setting challenging yet reasonable goals for corporate performance.

     When Company financial performance is below expectations, no short-term incentive awards are granted to executive officers of the Company. In 2007 and 2008 these challenging goals were not achieved, and the majority of NEO short-term incentives were not paid.

Our fiscal 2010 executive compensation program was designed to balance risk and reward in relation to our company’s overall business strategy.

     As described above, our executive compensation program is focused on pay for performance. In addition, the program also seeks to mitigate risks related to compensation in order to further align management’s interests with shareholders’ interests in long-term value creation. Our executive compensation program reflects the practices listed in the Compensation Discussion and Analysis section below and does not provide guaranteed employment, compensation, or bonuses for executive officers. Measures taken to contain executive compensation during the recent economic challenges include:
  base pay for our CEO and other executive officers has not increased since 2008;
  base pay for our CEO and other executives officers was temporarily reduced in 2009;
  short-term bonuses are strictly tied to challenging performance metrics; and
  performance share units were introduced in 2010 to closely align executive and shareholder interests.

Your vote is requested.

     We believe that the information we have provided above and within the Compensation Discussion and Analysis section of this proxy statement demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our shareholders’ interests to support long-term value creation. Accordingly, the Board of Directors recommends that shareholders approve the program by approving the following advisory resolution:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the individuals identified in the Summary Compensation Table, as disclosed in the 2011 proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis section, the compensation tables and the accompanying footnotes and narratives within the Compensation Discussion and Analysis section of this proxy statement.”

This vote is mandated by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and SEC regulations. As an advisory vote, this proposal is not binding upon the Company. However, the Compensation Committee, which is responsible for designing and administering our executive compensation program, values the feedback received from shareholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for Named Executive Officers. In addition, the non-binding advisory votes described in this Proposal 2 and below in Proposal 3 will not be construed as (1) overruling any decision by the Company, the Board of Directors, or the Compensation Committee relating to the compensation of the named executive officers, or (2) creating or changing any fiduciary duties or other duties on the part of the Board of Directors, or any committee of the Board of Directors, or the Company.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADVISORY (NON-BINDING) VOTE APPROVING EXECUTIVE COMPENSATION

PROPOSAL 3. ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY OF VOTING TO
APPROVE EXECUTIVE COMPENSATION

     In addition to the advisory approval of our executive compensation program, we are also seeking a non-binding recommendation from our shareholders as to the frequency with which shareholders would have an opportunity to provide an advisory approval of our executive compensation program. We are providing shareholders the option of selecting a frequency of one, two, or three years, or abstaining. For the reasons described below, we recommend that our shareholders select a frequency of every one year, or an annual vote.

     Our Board believes that non-binding approval of executive compensation votes should be conducted every year so that our shareholders may provide us with their direct input on our executive compensation philosophy, policies, and practices, as described in our proxy statement each year. Our Board determination was based on the premise that NEO compensation is evaluated, adjusted, and approved on an annual basis by our Compensation Committee and that the metrics that are used in determining performance-based awards are annual metrics. Our Compensation Committee, which administers our executive compensation programs, values the opinions expressed by our shareholders in these votes and will consider the outcome of these votes in making its decisions on executive compensation.

     We therefore request that our shareholders select “One Year” when voting on the frequency of advisory votes on executive compensation. Shareholders may vote for one year, two years, or three years or abstain as their preference for the frequency of advisory votes on executive compensation. However, because this is an advisory vote, this proposal is non-binding upon the Company in any way and the Compensation Committee and the Board may decide that it is in the best interest of the shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option preferred by the shareholders. The Compensation Committee, which is responsible for designing and administering our executive compensation program, and the Board of Directors will review the results of the vote and, take the results into account in making a determination concerning the frequency of advisory votes on executive compensation.

OUR BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS SELECT “ONE YEAR” AS THE SHAREHOLDERS’ ADVISORY VOTE ON THE FREQUENCY OF VOTING TO APPROVE EXECUTIVE COMPENSATION.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

     The Company has adopted Corporate Governance Guidelines (the “Guidelines”) which are available at www.TrueBlueInc.com by first clicking “Investors,” then “Corporate Governance” and then “Guidelines.” The Guidelines are also available in print to any shareholder who requests them. The Guidelines were adopted by the Board to best ensure that the Board is independent from management, that the Board adequately performs its function as the overseer of management, and that the interests of the Board and management align with the interests of the shareholders.

On an annual basis, each Director and executive officer is obligated to complete a Director and Officer Questionnaire which, among other things, requires disclosure of any transactions with the Company in which the Director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest.

Related Person Transactions

     The Board has adopted a Related Person Transaction Policy, which is attached as Annex A to the Guidelines, that sets forth the policies and procedures for the review and approval or ratification of “Related Person Transactions,” which are defined to include transactions, arrangements or relationships in which the Company is a participant, the amount involved exceeds $120,000, and a Related Person had or will have a direct or indirect material interest. “Related Persons” is defined to include directors, executive officers, director nominees, beneficial owners of more than 5% of the Company’s common stock and members of their immediate families. A Related Person Transaction must be reported to the Company’s General Counsel and reviewed and approved by the Corporate Governance and Nominating Committee (the “Governance Committee”). Under certain circumstances a transaction may be approved by the Chair of the Governance Committee subject to ratification by the full Committee at its next meeting. In determining whether to approve or ratify a Related Person Transaction, the Committee, as appropriate, shall review and consider:
  the Related Person’s interest in the Related Person Transaction;
  the approximate dollar value of the amount involved in the Related Person Transaction;
  the approximate dollar value of the amount of the Related Person’s interest in the Related Person Transaction without regard to the amount of any profit or loss;
  whether the Related Person Transaction was undertaken in the ordinary course of business of the Company;
  whether the Related Person Transaction with the Related Person is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;
  the purpose of, and the potential benefits to the Company of, the Related Person Transaction; and
  any other information regarding the Related Person Transaction or the Related Person in the context of the proposed Related Person Transaction that would be material to investors in light of the circumstances of the particular transaction.
     After reviewing all facts and circumstances the Governance Committee may approve or ratify the Related Person Transaction only if it determines that the transaction is in, or is not inconsistent with, the best interests of the Company.

Certain Relationships and Related Persons Transactions

     None.

Director Independence

     The Board affirmatively determines the independence of each director and nominee for election as a director in accordance with criteria set forth in the Guidelines, which include all elements of independence set forth in the New York Stock Exchange listing standards and related Securities and Exchange Commission Rules and Regulations. At a regularly scheduled portion of each Board meeting or as part of the Governance Committee meetings, the independent Directors meet in executive session without management or any non-independent Directors present.

     Based on these standards, at its meeting held on March 9, 2011, the Governance Committee and the Board determined that each of the following non-employee Directors is independent and has no material relationship with the Company, except as a Director and shareholder of the Company:
  Thomas E. McChesney
  Gates McKibbin
  Jeffrey B. Sakaguchi
  Joseph P. Sambataro, Jr.
  Bonnie W. Soodik
  William W. Steele
  Craig E. Tall
     In addition, based on the New York Stock Exchange Rules, the Board affirmatively determined that Steven C. Cooper is not independent because he is the Chief Executive Officer of the Company.

Leadership Structure

     The Company has divided its leadership among three directors:
  Steven C. Cooper serves as Chief Executive Officer
  Joseph P. Sambataro, Jr. serves as the Chairman of the Board of Directors
  William W. Steele serves as Lead Independent Director
     Although the Company’s Guidelines do not preclude one person from serving as both the Chairman and the Chief Executive Officer, the Board has appointed different people to fulfill these roles for approximately ten years and believes that it is in the best interest of the shareholders and an efficient allocation of the time and responsibilities for Company leadership.

     Mr. Sambataro was appointed Chairman in September 2008. At that time less than three years had passed since his service as the Chief Executive Officer, which precluded him from satisfying the independence requirement of the New York Stock Exchange. Accordingly, the Company appointed a Lead Independent Director. Mr. Steele has served as the Lead Independent Director since October 2008. Although the Board has now determined that Mr. Sambataro is independent, the Board has decided to continue to have a Lead Independent Director and to continue the allocation of responsibilities that were established at that time.

     The Lead Independent Director presides at meetings of the Board and the shareholders in the absence of the Chairman and specifically during all executive sessions of the independent directors except where he has a conflict or elects to delegate such responsibility to another independent director. In addition, the Lead Independent Director is responsible for:
  maintaining effective communication between the independent directors, the Chairman and the Chief Executive Officer including the right to direct the distribution of information to the independent directors and the calling of special meetings of committees and, if not a member of the committee, participating on an ex officio and non-voting basis in any such committee meetings;
  representing the independent directors in meetings and discussions with institutional or other major shareholders or stakeholders;
  reviewing and approving agendas for and the scheduling of Board, committee and shareholder meetings; and
  generally representing the Board during emergency situations and whenever such representation in his reasonable judgment requires or will benefit from participation by the Lead Independent Director.
     The Chairman generally presides at and, with consultation and input from the Chief Executive Officer and all other directors, proposes the agendas for meetings of the Board and the shareholders except in the case of executive sessions of independent directors or where the Chairman has a conflict or elects to delegate such responsibility to another director. The Chairman also meets or confers with the Chief Executive Officer on a regular basis and is responsible for maintaining effective communication between the Board and the Chief Executive Officer. The Chairman and the Lead Independent Director may participate on an ex officio and non-voting basis in all committees of the Board subject to each committee’s right to exclude such participation for other good governance purposes.

Risk Assessment

     The Company has implemented an Enterprise Risk Management (“ERM”) program. Risk responsibilities are integrated within the current management structure, specific risks have been assigned to business area experts, and an ERM committee, consisting of senior leaders and executives, meets regularly to discuss the risk environment. The Board is actively involved in oversight of risks that could affect the Company. The Board is assisted in this regard by the Audit Committee, which has responsibility for periodically reviewing the guidelines, policies and procedures by which the Company assesses and manages its exposure to risk and reviewing the risk exposures and the steps management has taken to identify, monitor, assess and respond to such exposures. Both the Audit Committee and the Board discuss specific risks with management throughout the year, as appropriate. The Board believes its administration of its risk oversight function has not negatively affected the Board’s leadership structure.

Nominations for Directors

     Qualifications of Nominees

     The Company Guidelines include the criteria our Board believes are important in the selection of director nominees. While the Board has not established any minimum qualifications for nominees, the Board does consider the composition of the Board as a whole, the requisite characteristics (including independence, diversity, and experience in industry, finance, administration and operations) of each candidate, and the skills and expertise of its current members while taking into account the overall operating efficiency of the Board and its committees. With respect to diversity, we broadly construe diversity to mean not only diversity of race, gender and ethnicity, but also diversity of opinions, perspectives, and professional and personal experiences. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law. Service on other boards and other commitments by directors will be considered by the Governance Committee and the Board when reviewing Board candidates and in connection with the Board’s annual self-assessment process for current members of the Board.

     Change in Director’s Principal Business Association

     Each time a director’s principal occupation or business association changes substantially, the director is required to tender a proposed resignation from the Board to the Chair of the Governance Committee (or, in the case of the Chair of the Governance Committee’s occupation or association changing, to the Chairman of the Board and the Lead Independent Director, if one has been elected). The Governance Committee shall review the director’s continuation on the Board, and recommend to the Board whether, in light of all the circumstances, the Board should accept such proposed resignation or request that the director continue to serve.

     Nominee Identification and Evaluation

     The Governance Committee may employ a variety of methods for identifying and evaluating nominees for director. The Governance Committee regularly assesses the size of the Board, the need for particular expertise on the Board, the need for diversity on the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated or arise, the Governance Committee considers various potential candidates for director which may come to the Governance Committee’s attention through current Board members, professional search firms, shareholders or other persons. These candidates will be evaluated at regular or special meetings of the Governance Committee and may be considered at any time during the year.

     The Governance Committee will consider candidates recommended by shareholders when the nominations are properly submitted, as described below, and the shareholder status of the persons proposing candidates has been verified. The Governance Committee will make an initial analysis of the qualifications of any candidate recommended by shareholders or others pursuant to the criteria summarized above to determine whether the candidate is qualified for service on the Board before deciding to undertake a complete evaluation of the candidate. If a shareholder or professional search firm provides any materials in connection with the nomination of a director candidate, such materials will be forwarded to the Governance Committee as part of its review. If the Governance Committee determines that additional consideration is warranted, it may engage a third-party search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the Governance Committee. Other than the verification of compliance with procedures and shareholder status, and the initial analysis performed by the Governance Committee, the Governance Committee will treat a potential candidate nominated by a shareholder like any other potential candidate during the review process. In connection with this evaluation, the Governance Committee will determine whether to interview the prospective nominee. One or more members of the Governance Committee, and others as appropriate, will interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Governance Committee will make a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board will determine the nominees after considering the recommendation and report of the Governance Committee.

     Nominations by Shareholders

     The Governance Committee will consider director candidates recommended by shareholders on the same basis as are candidates recommended by the Governance Committee. On September 11, 2008, the Company adopted a Bylaw regarding shareholder proposals and nominations for director and certain other matters. Any shareholder wishing to nominate a candidate should deliver the name and address of the shareholder as they appear on the Company’s books (or if the shareholder holds for the benefit of another, the name and address of such beneficial owner) in a letter addressed to the Chair of the Governance Committee in care of the Company’s Secretary not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the 2011 annual meeting (nominations for the 2012 annual meeting must be submitted between January 12, 2012 and February 11, 2012). In addition, the submitting shareholder should provide the following information:
  the class or series and number of shares of the Company which are, directly or indirectly, owned beneficially and/or of record;
  any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise (a “Derivative Instrument”) that is directly or indirectly owned beneficially and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company;
  any proxy, contract, arrangement, understanding, or relationship pursuant to which the shareholder has a right to vote or has been granted a right to vote any shares of any security of the Company;
  any short interest in any security of the Company;
  any rights to dividends on the shares of the Company owned beneficially by the shareholder that are separated or separable from the underlying shares of the Company;
  any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or similar entity in which the shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, is the manager, managing member or directly or indirectly beneficially owns an interest in the manager or managing member of a limited liability company or similar entity;
  any performance-related fee (other than an asset-based fee) that the shareholder is entitled to which is based on any increase or decrease in the value of shares of the Company or any Derivative Instruments; and
  the information called for above for any members of the shareholder’s immediate family sharing the same household.
     For each person who the shareholder proposes to nominate for election or re-election to the Board of Directors, the shareholder should also provide:
  all information relating to the nominee that would be required to be disclosed in a proxy statement or other filings required in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

  a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the shareholder and respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination or on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant.
     To be eligible to be a nominee for election or re-election as a director of the Company, pursuant to a nomination by a shareholder, a person must deliver (in accordance with the time periods prescribed) to the Secretary at the principal executive office of the Company a written questionnaire (provided by the Secretary upon written request) with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made and a written representation and agreement (in the form provided by the Secretary upon written request) that such person:
  is not and will not become a party to:
  any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company, or any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Company, with such person’s fiduciary duties under applicable law;
  is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein; and
  in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, if elected as a director of the Company, will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company.
     Additional information may be requested to assist the Governance Committee in determining the eligibility of a proposed candidate to serve as a director. This may include requiring that a prospective nominee complete a director and officer questionnaire and provide any follow-up information requested. In addition, the nominee must meet all other requirements contained in TrueBlue’s Bylaws.

Shareholder Communications

     Any shareholder or interested party who wishes to communicate with our Board of Directors or any specific directors, including non-management directors, may write to: Board of Directors, TrueBlue, Inc. c/o Corporate Secretary, P.O. Box 2910, Tacoma, WA 98401.

     The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Board Communication” or “Director Communication.” All such letters must indicate whether or not the author is a shareholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Corporate Secretary will make copies of all such letters and circulate them to the appropriate director or directors. If the Company develops any other procedures, they will be posted on the Company’s corporate website. Procedures addressing the reporting of other concerns by shareholders, employees or other third parties are set forth in our Code of Business Conduct and Ethics (described below).

Code of Business Conduct and Ethics

     Our Code of Business Conduct and Ethics is applicable to all directors and employees of the Company. Our Code of Business Conduct and Ethics is available at www.TrueBlueInc.com by clicking on “Investors,” then “Corporate Governance” and then “Code of Business Conduct.” Shareholders may also request a free printed copy of the Code of Business Conduct and Ethics from: TrueBlue, Inc., c/o Investor Relations, P.O. Box 2910, Tacoma, WA 98401.

     The Company intends to disclose any amendments to the Code of Business Conduct and Ethics (other than technical, administrative or non-substantive amendments), and any waivers of a provision of the Code of Business Conduct and Ethics for directors or executive officers, on the Company’s website at www.TrueBlueInc.com. Information on the Company’s website, however, does not form a part of this proxy statement.

Meetings and Committees of the Board

     The Board

     Each Director is expected to devote sufficient time, energy and attention to ensure diligent performance of his or her duties and to attend all Board, committee and shareholders’ meetings. The Board met eleven times during 2010, ten of which were regular meetings, and one was a special meeting. All Directors attended at least 75% of the meetings of the Board and of the committees on which they served during the fiscal year ended December 31, 2010. Directors are expected to attend the annual meetings and special meetings of shareholders, if any. All of the Directors attended the 2010 Annual Meeting of Shareholders on May 12, 2010.

     Committees of the Board

     The Board has three standing committees to facilitate and assist the Board in the execution of its responsibilities. The committees are currently the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. In accordance with New York Stock Exchange listing standards, all the committees are comprised solely of non-employee, independent Directors. Charters for each committee are available on the Company’s website at www.TrueBlueInc.com by first clicking on “Investors” and then “Corporate Governance.” The charter of each committee is also available in print to any shareholder who requests it. The table below shows current membership for each of the standing Board committees.

     Membership of Board Committees

Audit	Compensation	Governance
Craig E. Tall (1)	Thomas E. McChesney (1)	William W. Steele (1)
Gates McKibbin	Jeffrey B. Sakaguchi (3)	Thomas E. McChesney
Robert J. Sullivan	William W. Steele	Gates McKibbin
Bonnie Soodik (2)	Craig E. Tall	Jeffrey B. Sakaguchi (3)
Bonnie W. Soodik (2)
Robert J. Sullivan
Craig E. Tall

____________________
(1)	Chair

(2)	Member after her appointment to the Board in March 2010

(3)	Member after his appointment to the Board in December 2010

     Audit Committee

     The Audit Committee had four members and met eight times in fiscal 2010. The Audit Committee is comprised solely of non-employee directors, all of whom the Board has determined are independent pursuant to the New York Stock Exchange rules and the independence standards set forth in Rule 10A-3 of the Exchange Act. The Governance Committee and the Board have determined that all the members of the Audit Committee are “financially literate” pursuant to the New York Stock Exchange rules. The Board also has determined that Messrs. Tall and Sullivan of the Audit Committee are Audit Committee Financial Experts within the meaning stipulated by the Securities and Exchange Commission. The Board has adopted a charter for the Audit Committee which is available at www.TrueBlueInc.com by first clicking on “Investors” and then “Corporate Governance.” The charter is also available in print to any shareholder who requests it.

     Nominating and Corporate Governance Committee

     The Nominating and Corporate Governance Committee (“Governance Committee”) had seven members and met five times in fiscal 2010. After his appointment to the Board of Directors in December 2010, Mr. Sakaguchi joined the Governance Committee. The Committee is comprised solely of non-employee directors, all of whom the Board has determined are independent pursuant to the New York Stock Exchange rules. The Board has adopted a charter for the Governance Committee, which is available on the Company’s website at www.TrueBlueInc.com by first clicking on “Investors” and then “Corporate Governance.” The charter is also available in print to any shareholder who requests it.

     Compensation Committee

     The Compensation Committee has four members after Mr. Sakaguchi joined in December 2010, and met six times in fiscal 2010. The Compensation Committee is comprised solely of non-employee directors, all of whom the Board has determined are independent pursuant to the New York Stock Exchange rules. The Board has adopted a charter for the Compensation Committee, which is available on the Company’s website at www.TrueBlueInc.com by first clicking on “Investors” and then “Corporate Governance.” The charter is also available in print to any shareholder who requests it. Additional information regarding the Compensation Committee and its procedures and processes for the consideration and determination of executive and director compensation are included under the Compensation Discussion and Analysis section of this proxy statement.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act, requires the Company’s officers and directors and certain other persons to timely file certain reports regarding ownership of, and transactions in, the Company’s securities with the Securities and Exchange Commission. Copies of the required filings must also be furnished to the Company. Based solely on its review of such forms received by it, or representations from certain reporting persons, the Company believes that during 2010 all applicable Section 16(a) filing requirements were met, and that all such filings were timely except the Form 4s that were filed for Robert Breen, Billie Otto, and Norman Frey on January 13 (for Mr. Breen and Ms. Otto) and February 3, 2010 (for Mr. Frey), for the reporting of lapses of restricted shares.

New York Stock Exchange Certification

      The certification of the Chief Executive Officer required by the New York Stock Exchange Listing Standards, Section 303A.12(a), relating to TrueBlue’s compliance with the New York Stock Exchange Corporate Governance Listing Standards, was submitted to the New York Stock Exchange on June 10, 2010. In addition, the Company’s CEO and CFO certifications required under Section 302 of the Sarbanes-Oxley Act are filed as exhibits to the Company’s Annual Report on Form 10-K.

COMPENSATION OF DIRECTORS

Annual Retainers

      The Chairman of the Board of Directors received an annual retainer of $45,000. The Lead Independent Director received an annual retainer of $45,000. All other non-employee directors received an annual cash retainer of $30,000. Committee Chairs received an additional annual retainer payment of $10,000.

Meeting Fees

      Each non-employee director received meeting fees for attendance during each regular or special Board of Directors or committee meeting in accordance with the schedule below.

Meeting	In Person	Telephonic
Board of Directors	$1,500	$750
Audit Committee Chair	$1,500	$625
Audit Committee	$1,250	$625
Compensation Committee Chair	$1,250	$625
Compensation Committee	$1,250	$625
Corporate Governance Chair	$1,250	$625
Corporate Governance Committee	$1,250	$625

Equity Grants

      Each non-employee director received an annual grant of unrestricted common stock worth $100,000. The Chairman of the Board of Directors and the Lead Independent Director each received an additional $48,000 grant and each committee Chair received an additional $25,000 grant. Since 2007, the Company determines the number of shares of each such annual grant of common stock based on the closing price on the second full trading day after the announcement of the Company’s fourth quarter and year-end financial results. Non-employee directors appointed during the year are entitled to receive a pro rata grant as follows: 100% if appointed prior to the first quarterly meeting, 75% if appointed prior to the second quarterly meeting, 50% if appointed prior to the third quarterly meeting, and 25% if appointed prior to the last quarterly meeting of the year.

Non-Employee Director Compensation

     The following table discloses the cash, equity awards and other compensation earned by each of the Company’s non-employee directors during the last completed fiscal year.

						Change in
						Pension
						Value and
	Fees					Nonqualified
	Earned	Stock		Option	Non-Equity	Deferred
	or Paid in	Awards		Awards	Incentive Plan	Compensation	All Other
Name	Cash	(1)		(2)	Compensation	Earnings	Compensation	Total
Thomas E. McChesney	$65,750	$125,000	(3)	–	–	–	–	$190,750
Gates McKibbin	$58,250	$50,000	(4)	$50,000 (4)	–	–	–	$158,250
Jeffrey B. Sakaguchi	$14,000	$25,000			–	–	–	$39,000
Joseph P. Sambataro, Jr.	$71,375	$74,000	(5)	$74,000 (5)	–	–	–	$219,375
Bonnie W. Soodik	$63,125	$100,000		–	–	–		$163,125
William W. Steele	$73,875	$173,000		–	–	–	–	$246,875
Robert J. Sullivan	$58,125	$100,000		–	–	–	–	$158,125
Craig E. Tall	$76,625	$125,000		–	–	–	–	$201,625
____________________
(1)	This column represents the grant date fair value of shares awarded to each of the non-employee directors in 2010 in accordance with FASB ASC Topic 718. The amounts are calculated using the closing price of our stock on the grant date. For additional information, refer to Note 14 to the Notes to Consolidated Financial Statements found in Item 8 of Part II of our 2010 Form 10-K (listed under Stock-Based Compensation).

(2)	This column represents the grant date fair value of stock options granted to non-employee directors in 2010 in accordance with FASB ASC Topic 718. On the grant date, the Black-Scholes value of these options was $6.24. For additional information, refer to Note 14 to the Notes to Consolidated Financial Statements found in Item 8 of Part II of our 2010 Form 10-K (listed under Stock-Based Compensation).

(3)	This amount reflects the value of 8,585 shares of Company stock Mr. McChesney elected to defer under the Deferred Compensation Plan for Non-Employee Directors. Under the plan, Mr. McChesney elected to defer the receipt of 8,585 shares of Company stock until after his service on the Company Board of Directors ends.

(4)	These amounts reflect the value of stock and option awards Ms. McKibbin elected under the Deferred Compensation Plan for Non-Employee Directors. Under this plan, Ms. McKibbin elected to receive one-half of her equity retainer in 3,434 shares of vested Company stock and one-half of her equity retainer in the form of 8,013 stock options with an exercise price of $14.56.

(5)	These amounts reflect the value of stock and option awards Mr. Sambataro elected under the Deferred Compensation Plan for Non-Employee Directors. Under this plan, Mr. Sambataro elected to receive one-half of his equity retainer in 5,082 shares of vested Company stock and one-half of his equity retainer in the form of 11,859 stock options with an exercise price of $14.56.

Equity Retainer and Deferred Compensation Plan for Non-Employee Directors

     Each non-employee director is able to participate in the Equity Retainer and Deferred Compensation Plan for Non-Employee Directors. Under this plan, a director may elect to modify the manner in which he or she receives the annual retainer from the Company. First, directors are given the option to make an irrevocable election to convert up to 100% of his or her cash retainer to an equity retainer, and then further elect to receive up to 50% of the equity retainer in the form of stock options, rather than unrestricted common stock. In addition, a director may make an irrevocable election to defer all or part of the stock award of his or her equity retainer to a time after he or she leaves the Board of Directors.

Director Stock Ownership Guidelines

     Each director is expected to own shares of the Company’s common stock having a value of not less than three times the director’s base annual cash compensation. For the purpose of determining compliance the Company will determine the number of shares required on an annual basis with the value of the shares to be determined on a trailing twelve month average daily stock price. New directors are allowed three years in which to reach the ownership guidelines.

AUDIT COMMITTEE REPORT

     The Audit Committee is comprised of four independent members of the Board of Directors. Members of the Audit Committee during 2010 included Mr. Tall, Chair, Ms. McKibbin, Ms Soodik, and Mr. Sullivan. The Board of Directors has affirmatively determined that each member of the committee is “financially literate” under the listing standards of the New York Stock Exchange, and that Mr. Tall and Mr. Sullivan are each an “audit committee financial expert” as such term is defined in Item 407 of Regulation S-K.

     The Audit Committee met eight times in 2010. Over the course of these meetings, the Audit Committee met with the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Chief Information Officer, General Counsel, Chief Compliance Officer, other senior members of the finance department, the Director of Internal Audit, and independent auditors. These meetings included private, executive sessions between and among the Audit Committee and the Company’s independent auditors, Chief Financial Officer, and Director of Internal Audit. During its meetings, the Audit Committee reviewed and discussed, among other things:
  the status of any significant issues in connection with the quarterly reviews and annual audit of the Company’s financial statements;
  the Company’s annual internal and external audit plans and the internal and external staffing resources available to carry out the Company’s audit plans;
  the Company’s significant accounting policies and estimates;
  the Company’s progress toward evaluating and documenting its internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002;
  the impact of new accounting pronouncements;
  the impact of recent developments in corporate governance;
  current tax matters affecting the Company;
  the Company’s investment guidelines;
  the Company’s compliance initiatives;
  the Company’s processes for responding to and investigation of employee complaints regarding internal controls, auditing issues, or questionable accounting matters;
  the Company’s enterprise risk management efforts; and
  the Company’s management information systems.
     The Audit Committee has reviewed and discussed with management and the independent auditors the Company’s audited financial statements as of and for the year ended December 31, 2010. This discussion included, among other things:
  critical accounting policies and practices used in the preparation of the Company’s financial statements;

  significant items involving management’s estimates and judgments, including workers compensation reserves, tax matters, allowances for doubtful accounts, goodwill and intangible assets, and legal and regulatory contingencies;
  alternative treatments within GAAP of the Company’s annual financial information;
  the effect of regulatory and accounting initiatives on the Company’s financial statements, including the adoption of significant accounting pronouncements;
  any significant audit adjustments proposed by the independent auditors and management’s response, if any; and
  confirmation that there were no matters of significant disagreement between management and the independent auditors that arose during the audit.
     In addition to the meetings discussed above, the Audit Committee, or its Chair, reviewed with management, and the Company’s independent auditors, the Company’s financial statements for each quarter of 2010 prior to the quarterly release of earnings.

     The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has received and reviewed the written disclosures and the letter from the independent auditors required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent accountants the independent accountants’ independence.

     The Audit Committee has considered whether the provision of non-audit services by the Company’s principal auditor is compatible with maintaining auditor independence and has concluded that such services are compatible with maintaining the independence of the auditors. Based on the reviews and discussions referred to above, the Audit Committee believes that Deloitte & Touche LLP has been objective and impartial in conducting the 2010 audit.

     In performing all of the functions described above, the Audit Committee acts in an oversight capacity. In that role, the Audit Committee relies primarily on the work and assurances of our management, which has the primary responsibility for our financial statements and reports, and on the independent auditors who, in their report, express an opinion on the conformity of our annual financial statements to accounting principles generally accepted in the United States.

     The Audit Committee has recommended to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the Securities and Exchange Commission.

Members of the Audit Committee:

Craig E. Tall, Chair
Gates McKibbin
Bonnie W. Soodik
Robert J. Sullivan

COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Company has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation Committee:

Thomas E. McChesney, Chair
Jeffrey B. Sakaguchi
William W. Steele
Craig E. Tall

Compensation Committee Membership and Processes

Compensation Committee

     Compensation for our executives is determined by the Compensation Committee, which consists of Thomas McChesney, Chair, Jeffrey B. Sakaguchi, William Steele and Craig Tall. As discussed under the “Corporate Governance” section, each of the members satisfies all of the independence requirements of the New York Stock Exchange. Each member also meets applicable requirements under the regulations issued by the Securities and Exchange Commission for “non-employee directors” and the Internal Revenue Service for “outside directors.”

     The Committee’s mission, as stated in its Charter, is “to further shareholder value by helping to create compensation plans that provide financial incentives to employees for producing results that fairly reward shareholders.”

     The Committee has regularly scheduled in-person meetings each quarter and has additional in-person or telephonic meetings as appropriate. During 2010, the Committee met six times. The agenda for each meeting is set by the Chair. The Committee has full authority to directly retain the services of outside counsel and compensation consultants and has done so on a regular basis. Our Chief Executive Officer and other named executive officers (“NEOs”) have also attended portions of Committee meetings in order to provide information and help explain data relating to matters under consideration by the Committee but are not present during deliberations or determinations of their respective compensation or during executive sessions that occur in connection with each meeting. Outside counsel also regularly attends Committee meetings.

     Prior to each regular meeting the Committee receives and reviews meeting materials including the agenda, minutes from prior meetings, a summary of outstanding equity awards and other briefing and background materials relating to agenda items. Tally sheets for each of our NEOs are made available to the Committee for each meeting at which the Committee considers material changes to existing compensation arrangements or exercises discretion under existing plans. The tally sheets summarize: (i) all material aspects of the executive compensation program for each NEO for the last two full years as well as year-to-date information for the current year including base salary, cash awards under the short-term incentive plan, equity awards (restricted stock and option grants) under the long-term incentive plan and all other miscellaneous compensation and benefits; (ii) equity ownership information for the last two years and the current year including current holdings, option vestings and exercises, restricted stock vestings, and any other purchases or sales of our stock; and (iii) amounts payable to NEOs in the event of termination under various scenarios, including voluntary and involuntary termination with and without cause or good reason. The regular availability of tally sheets provides the Committee with up to date and relevant information and has enabled the Committee members to assess the effect of individual decisions and new proposals in the context of the existing programs and prior awards and benefits taken as a whole. No specific changes were made as a result of maintaining the tally sheets but the availability of the information has proven to be a valuable and convenient reference source.

Compensation Committee Interlocks And Insider Participation

     The Compensation Committee is comprised entirely of independent directors. During 2010, none of the Company’s executive officers served as a member of a compensation committee or Board of Directors of any other entity which had an executive officer serving as a member of the Company’s Board of Directors.

EXECUTIVE OFFICERS

     The names, ages, and positions of the current executive officers of the Company are listed below, along with their prior business experience. No family relationships exist among any of the directors or executive officers of the Company.

Robert P. Breen, 46, has served as Senior Vice President (since May of 2010) and previously Vice President (since 2003) of Strategic Planning and Financial Analysis since 2003. Prior to that time, Mr. Breen served as Director of Financial Planning and Analysis and held other positions within the finance area since joining the Company in 1997. Prior to that, Mr. Breen spent eight years in public accounting with BDO Seidman, LLP.

Kimberly A. Cannon, 45, has served as the Company’s Executive Vice President, Human Resources, since November 2010. Prior to joining the Company, Ms. Cannon served as Vice President, Human Resources, Talent Management and Reward Systems for T-Mobile USA from 2009 to 2010, and between 2001 and 2009 held a variety of positions with Washington Mutual Bank including Senior Vice President of Talent, Organizational Development, Recruiting, and Total Rewards. Before this, Ms. Cannon was employed at Microsoft Corporation in numerous Human Resources roles from 1989 to 2000.

Steven C. Cooper, 48, has served as a Director and the Company’s Chief Executive Officer since 2006, and has served as President since 2005. From 2001 to 2005, Mr. Cooper served as the Company’s Executive Vice President and Chief Financial Officer.

James E. Defebaugh, 56, has served as Executive Vice President, General Counsel and Secretary of the Company since 2006, after serving as Vice President, General Counsel and Secretary of the Company since joining the Company in 2005. Prior to joining the Company, Mr. Defebaugh held various positions with Kmart Holding Corporation, including Senior Vice President and Chief Legal Officer (2004-2005), Senior Vice President and Chief Compliance Officer (2002-2004), Vice President and Corporate Secretary (2001-2002), and Vice President, Legal (2001). Mr. Defebaugh also served as Vice President and Chief Compliance Officer of Sears Holdings Corporation in 2005.

Derrek L. Gafford, 40, has served as the Company’s Executive Vice President and Chief Financial Officer since 2006, after serving as Vice President and Chief Financial Officer since 2005 and as the Company’s Vice President of Finance and Accounting beginning in 2004. Mr. Gafford is a Certified Public Accountant and first joined the Company in 2002 serving as Vice President and Treasurer. Prior to joining the Company, Mr. Gafford served as Chief Financial Officer for Metropolitan Markets, a grocery retailer, from 2001 to 2002 and held a variety of finance positions with Albertsons from 1995 to 2001.

Wayne Larkin, 45, has served as President of Labor Ready since May 2008. Prior to this position, he had been the Executive Vice President of Operations since 2007, and the Senior Vice President of Operations in 2006, after serving as a Regional Vice President of Operations since 2005. Mr. Larkin originally joined the Company as a District Manager in 1996 and then was promoted in 1998 to Area Director of Operations. Between 1999 and 2002, Mr. Larkin worked for Staffmark, serving first as a Business Development Manager and then as a General Manager. Mr. Larkin rejoined the Company in 2002. Prior to working for the Company, Mr. Larkin held various management positions with Avis Rent-A-Car.

Edward B. Nubel, 61, serves as Senior Vice President of Sales and Marketing for TrueBlue. Prior to this position, Mr. Nubel had been Senior Vice President of Sales and Marketing for Labor Ready since 2007. Mr. Nubel started with CLP Resources as Vice President of Marketing in 2001. Prior to joining CLP, Mr. Nubel was a Vice President of Sales and Marketing for MarketRing.com between 1999 and 2001. Prior to 2001, he was Vice President of Marketing for Digital Discoveries, LLC. and held various management positions with and served on the corporate committee for Norrell Services.

Billie R. Otto, 44, has served as Senior Vice President (since May of 2010) and previously Vice President (since 2004) and Chief Information Officer. Ms. Otto has been with the Company since 1998, serving in a number of roles, including as Vice President and Corporate Controller prior to 2004. Prior to joining the Company, Ms. Otto worked in public accounting with the firm now known as RSM McGladrey from 1990 to 1998.

Noel S. Wheeler, 70, has served as the Executive Vice President of TrueBlue Operations since July 2009. Prior to this position he served as the President of the Company’s Skilled Trades Group from May 2008 through June 2009, and served as President and CEO of CLP Resources from 1999 until June 2009. From 1994 to 1999, he was President and COO of TRS Staffing Solutions, Inc., a wholly-owned staffing subsidiary of Fluor Daniel, Inc. Mr. Wheeler joined Kelly Services in 1984, where he established their international division in 1988 and served as Senior Vice President until 1994.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

     This Compensation Discussion and Analysis provides information about the fiscal year 2010 compensation program for our 2010 “named executive officers” or “NEOs” who are:
  Steven C. Cooper, President and Chief Executive Officer
  Derrek L. Gafford, Executive Vice President and Chief Financial Officer
  James E. Defebaugh, Executive Vice President, General Counsel and Secretary
  Wayne Larkin, President of Labor Ready
  Noel S. Wheeler, Executive Vice President, TrueBlue Operations
     We seek to closely align the interests of our NEOs with the interests of our shareholders. Our compensation program is designed to reward our NEOs for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total shareholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. Our NEOs’ total compensation is comprised of a mix of base salary, annual short-term cash incentive awards and long-term incentive awards of both performance-based vesting and time-based vesting equity.

     Despite the still challenging economic environment during 2010, through careful management of the Company’s resources, we significantly improved our fiscal performance during the last completed fiscal year. As described in “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” in our Annual Report on Form 10-K, our fiscal 2010 financial results were strong relative to our fiscal 2009 results. The Company increased revenue by 12.9% which, when combined with our strong cost controls, resulted in a 126% increase in net income. These results were directly related to the reduction in SG&A expense implemented by management, which permitted the Company to take advantage of operating leverage during 2010 to significantly improve our operating results.

     The Compensation Committee (“Committee”) believes that the Company’s compensation program incentives were successful in helping the Company achieve its 2010 goals and the Committee’s plans for 2011 include the use of similar incentives. The following chart summarizes the key components of the compensation program in 2010 and the results obtained:

Component	2010 Key Features	2010 Results
Base Salaries
  No salary increases for any NEOs
  Base salaries remain at 2008 levels
  Base salaries are a key component in short- and long-term incentive plans, which are set at factors or multiples of base salaries if relevant goals are attained
Compensation review in 2009 indicated that base salaries for NEOs were generally near the lower 25th percentile of the Company’s peer group
Short-Term Incentive Plan (Cash Incentive)
CEO’s target short-term incentive was equal to 60% of base salary:

  One-half of the short-term incentive bonus was based on Company net income
  One-half of the short-term incentive bonus was based on individual performance goals established and evaluated by the Compensation Committee

  CEO earned 200% of his Company net income bonus, or 60% of his base salary, because the Company’s 2010 net income substantially exceeded the Company’s net income target
  CEO earned 100% of his individual performance bonus for 2010 resulting in a payment equal to 30% of base salary

NEOs’ (other than the CEO) target short-term incentive was equal to 40% of base salary:

  One-half of the short-term incentive bonus was based on Company net income
  One-half of the short-term incentive bonus was based on individual performance goals established and evaluated by the Compensation Committee

  Each NEO (other than the CEO) earned 200% of their Company net income bonus, or 40% of their base salary, because the Company’s 2010 net income substantially exceeded the Company’s net income target
  Each NEO (other than the CEO) earned an individual performance bonus ranging from 16% to 20% of their base salary

Long-Term Incentive Plan (Equity Incentive)
CEO’s target long-term incentive plan bonus was equal to 150% of base salary:

  One-half paid in time-vested restricted shares
  One-half paid in performance share units which vest, if at all, in three years based on Company EBITDA and revenue targets
Restricted shares and performance share units were valued on February 5, 2010, two days after 2009 year-end earnings release
NEOs’ (other than the CEO) target long-term incentive plan bonus was equal to 100% of base salary:

  60% paid in time-vested restricted shares
  40% paid in performance share units which vest, if at all, in three years based on Company EBITDA and revenue targets
Restricted shares and performance share units were valued on February 5, 2010, two days after 2009 year-end earnings release

Compensation Philosophy - Objectives of the Executive Compensation Programs

     The objective of our compensation program for executive officers is to provide significant incentives which attract, motivate, and retain key executives and reward them for developing and pursuing strategies and obtaining the objectives proposed by management and set by the Board with the overall objective of generating long-term rewards for our shareholders. Our compensation program is annually reviewed and modified, as appropriate, in order to be closely integrated with our strategies and objectives for the ultimate purpose of growing shareholder value on a long-term basis.

     Our compensation philosophy has based a significant portion of executive compensation on overall Company performance, while including within the short-term and long-term incentive plans performance goals, measurements and discretion that take into account the individual performance of each executive. The combination of base salaries and the short-term and long-term incentive plans are intended to provide an opportunity for executives to earn competitive compensation, which will correlate over time with overall Company performance. The three components are intended to provide competitive executive compensation. In designing and implementing the various compensation components, the Compensation Committee (the “Committee”) focuses very carefully on achieving balanced programs that are fair and competitive taking into account the interests of the shareholders as well as the executives.

Benchmarking and Competitive Compensation

     The Committee has retained its own external compensation consultant to provide an in-depth external review of its executive compensation programs every two years based on peer group benchmarking. The consultant attends key meetings of the Committee and is available to the Committee as necessary. The information provided by the consultant is considered by the Committee but does not directly determine any of our actual compensation arrangements. The Committee recognizes that we are in a highly cyclical business and during difficult economic periods it will not be possible to obtain the desired median level of compensation on a short-term or even long-term basis unless we achieve sustained long-term growth that is reflected in the increased value of our shares.

     At a November 2009 meeting the Committee received a presentation from its consultant, Mercer Human Resources Consulting, relating to base salaries, actual and target short-term incentives, long-term incentives and total compensation. The presentation was based on information compiled from both published salary surveys and a peer group compiled by Mercer based on input from Committee members. Although the peer group differs in certain respects from us, the companies were selected because they are engaged in staffing or are functionally similar industries that operate national branches and share similar revenue (50% to 200% of our revenue), market capitalization, total assets and core employee demographics. The selected peer group included:

Administaff Company	MPS Group Inc.
CDI Corp	Resources Connection Inc.
Dollar Thrifty Automotive GP	RSC Holdings Inc.
G&K Services Inc.	Spherion Corp
Hudson Highland Group Inc.	Unifirst Corp
Kforce Inc.	Volt Information Sciences Inc.

     The data from this peer group was combined with national published surveys compiled by Mercer (Mercer Benchmark Database) and Watson Wyatt Data Services (Top Management Compensation Report). The results of the 2009 combined survey and peer group review are referenced in the following descriptions of the different compensation components.

Compensation Program Design

     Two major elements to our compensation program – the short-term incentive plan and the long-term incentive plan – are reviewed and determined annually. The third major element – base salary – is reviewed and determined every two years.

     Base Salaries

     In 2010, base salaries for the NEOs as a group totaled $1,750,002 or 33% of “Total Compensation” as calculated for the Summary Compensation Table below.

     Historically, the Committee has followed the practice of reviewing base salaries every two years. The last review was conducted in 2009, at which time the Committee decided that, in consideration of the uncertain economic conditions and the Company’s continued focus on cost containment, base salaries should be continued at the 2008 levels: $550,000 for the Chief Executive Officer and $300,000 for each of the other NEOs. Based on the 2009 Mercer review, our Chief Executive Officer’s base salary was estimated to be at the lower 25th percentile and the other NEOs were at or close to the lower 25th percentile at the time of the survey.

     Base compensation provides minimum cash compensation necessary to attract and retain executives. Base salaries are also a key component of the overall compensation program since they are utilized in determining awards under both the short-term and long-term incentive plans. The awards under those plans are determined by multiplying base compensation by a percentage or factor in addition to other objective and subjective adjustments as described below.

     Short-Term Incentive Plan

     Our short-term incentive plan is intended to provide incentives for achieving Company and individual performance goals for each NEO for the current fiscal year. The goals are selected with the intent of achieving acceptable profitability and establishing a solid base for long term shareholder growth.

     In 2010, short-term incentives for the NEOs as a group totaled $1,191,000 or 22% of “Total Compensation” for NEOs as calculated for the Summary Compensation Table below.

     The short-term incentive bonus for 2010 for each executive was based on a combination of Company target performance and individual performance goals. Individual performance goals were included to enhance the focus by executives on the management of critical matters for which they had direct or shared responsibility. Under the 2010 plan no short-term incentive bonuses, whether based on Company or individual performance, could be earned unless the Company was profitable after taking into account payment of any and all management bonuses. The individual target bonuses were divided between Company and individual performance, so that the Chief Executive Officer had a Company performance target bonus of 30% of base salary and an individual performance target bonus of 30% of base salary. Targets for other NEO bonuses were set at 20% of base salary for Company performance and 20% for individual performance.

     The Company performance target was set at $9.7 million which, taking into consideration the continuing economic uncertainties at the beginning of 2010, was a challenging target. Under the portion of the plan based on Company performance, the NEOs could earn short-term incentive bonuses capped at 200% of the target bonus if net income reached 145% of the Company target. Actual net income for 2010 was $19.8 million, which earned the maximum Company based performance incentive resulting in payments to the Chief Executive Officer of $330,000 and to each of the NEOs of $120,000. Exceeding individual performance goals could not increase the amount earned above 100% of the target amounts.

     The Chief Executive Officer’s individual performance bonus for 2010 was based on a review of specific performance goals that were developed under the direction of the Governance Committee involving areas of responsibility such as: (i) financial performance, (ii) cost management, (iii) liquidity, (iv) revenue growth strategy and results, and (v) strategy development and implementation. At the end of the year the Governance Committee met and discussed each performance area, the Chief Executive Officer’s self evaluation and the evaluations of each of the independent directors. After review and discussion the Governance Committee unanimously concluded that based on all the facts and circumstances the Chief Executive Officer had performed at a level that entitled him to receive his full individual performance bonus of $165,000.

     The other NEOs’ individual performance targets for 2010 were based on a review of individual performance goals developed by the Chief Executive Officer and approved by the Committee. The goals for the executives with operating responsibilities (Messrs. Larkin and Wheeler) consisted of annual and quarterly revenue and profitability goals and worker accident rates for their respective brands (Labor Ready in the case of Larkin and PlaneTechs, Spartan, CLP, and Centerline in the case of Wheeler). The addition of quarterly revenue and profitability goals was a change in 2010, which was approved by the Committee, intended to provide more flexibility during a time of substantial economic uncertainty. The goals for the executives with corporate wide responsibilities (Messrs. Gafford and Defebaugh) consisted of achieving specified budget goals for cost centers under their respective management and for Company-wide support cost centers collectively, and successfully achieving special projects under their direction. Based on the Chief Executive Officer’s recommendation, as reviewed and approved by the Committee, the following determinations were made. Messrs. Gafford and Defebaugh satisfied all of their individual performance goals and were awarded individual performance incentives of $60,000 each. Mr. Wheeler and Mr. Larkin satisfied all of their performance goals, except for the worker accident rates for brands under their management and were awarded individual performance incentives of $48,000. Mr. Larkin’s actual brand profitability for one quarter was slightly below target, however, the Committee concluded that since actual brand profitability for the full fiscal year 2010 substantially exceeded the annual target, Mr. Larkin should be awarded the full portion of the individual performance target related to brand profitability.

     Long-Term Executive Equity Incentive Plan

     In 2010, the aggregate value of the equity awards under the long-term incentive plan to the NEOs was $2,248,135 or 43% of “Total Compensation” as calculated for the Summary Compensation Table below.

     The Long-Term Executive Equity Incentive Program is designed to align the interest of the executives with that of the shareholders. The combination of vesting requirements and stock ownership guidelines promote retention and a long-term commitment to the Company. This element of the overall compensation program has historically provided a significant portion of executive compensation based on grant date valuations. In prior years, equity awards for executives were comprised of a combination of stock options and restricted shares. Under the 2010 program, performance share units were awarded in lieu of stock options.

     Our Chief Executive Officer received a total equity award having a deemed value equal to 1.5 times his base compensation, with 50% in the form of performance share units and 50% in the form of time-based restricted shares. The other NEOs received a total equity award having a deemed value equal to 1.0 times their respective base compensation, with 40% of their annual equity award in the form of performance share units and the remaining 60% in the form of time-based restricted shares. For the purpose of calculating the number of performance share units to be awarded, a per unit value equal to 80% of the grant date value of our common stock was used. This was recommended by our outside compensation consultant to reflect the contingent nature of the units. The restricted shares will continue to be valued at the full grant date value. The grant date value will continue to be the closing market value on the second trading day after the announcement of fourth quarter and year-end results, which for the 2010 grant was February 5, 2010.

     Performance share units will vest and be converted into our common shares only if certain average growth rates for our revenue and earnings before interest, taxes, depreciation and amortization (EBITDA) are met at the completion of the three year award period. Minimum, target, and maximum conversion rates have been established according to potential growth results for the Company as set forth on the following table:

		Average Annual Revenue Growth
		Minimum	Target	Maximum
		3%	6%	9%
Maximum	27%	100%	125%	150%
Target	18%	75%	100%	125%
Minimum	9%	50%	75%	100%

     The table is based on three growth scenarios that we developed for planning purposes, with a base scenario used as the target, a more aggressive scenario representing the maximum and a more conservative scenario representing the minimum. The growth scenarios were based on scenarios developed by a nationally recognized economic planning firm; however, the growth targets are not intended in any way to represent forecasts or prediction of future results which will be greatly influenced by the general economy and a number of factors beyond our control. The Committee believes that the achievement of sustained revenue and EBITDA growth required by the performance share award will be of substantial benefit to the shareholders.

     The number of performance share units earned at the end of the three year award period will be determined by the average growth in revenue and EBITDA during the period. If the three year average growth of revenue averages 3% and the three year average growth of EBITDA equals 9% the participants would earn the minimum or 50% of their respective performance share units. A three year average growth in revenue of 6% and three year average growth of EBITDA of 18% would earn the full target award or shares equal to 100% of the performance share units. A three year average growth in revenue of 9% or more and a three year average grown in EBITDA of 27% or more would earn the maximum or 150% of the performance share units awarded. Growth rates falling within the matrix will earn an interpolated percentage of the performance share units granted.

     For accounting purposes, we treat performance share units in a manner similar to restricted shares – grant awards are recorded at the maximum number of shares that could vest, but the compensation expense is only recorded for the amount of shares expected to vest. Management has estimated the number of shares that will vest and be distributed to NEOs in three years. Therefore, in accordance with FASB ASC Topic 718, we expense one-third of the value of the anticipated amount of shares expected to vest each year during the performance period. If, during the performance period, management’s estimate of the likely achievement of the performance goals changes, a cumulative change in the expenses will also be made at the time of the change in the estimate.

Total Compensation – Internal Equity

     The Committee periodically reviews the ratio between the total compensation that may be earned by the Chief Executive Officer and the total compensation that may be earned by the other NEOs and in its opinion the ratio is equitable based on all relevant facts and circumstances. The 2009 Mercer survey indicated that Target Total Compensation (Target Total Cash Compensation plus Target Long-Term Incentive grant values) is generally between the lower 25th percentile and market medians for both the Chief Executive Officer and the other NEOs.

Compensation Risk Analysis

     The Committee periodically reviews our various compensation plans and has concluded that they are not reasonably likely to have a material adverse effect on the Company, nor does the design of the compensation program for our executive officers encourage excessive or unnecessary risk-taking. As discussed above, a significant portion of the executive compensation for the NEOs is received under the Long-Term Executive Equity Incentive Plan, which includes vesting or performance requirements and would provide meaningful shareholder benefits primarily as a result of sustained long-term growth of our common stock. The current short-term incentive plans focus on multiple goals such as brand revenues and profitability, cost management and worker accident rates and provide relatively modest awards for achievement of the goals. Incentive plans for employees other than the NEOs are based on similar balanced goals, and are administered under the supervision of executive officers and provide awards that are relatively modest. The Committee believes that the following features of our compensation program serve to mitigate excessive or unnecessary risk-taking:
  Our annual cash bonus program includes a wide variety of financial and non-financial metrics that require substantial performance on a broad range of material initiatives;
  The Committee has capped the maximum amount of annual cash bonus that can be earned;
  Our equity awards include a diversified mix of restricted stock and performance share units to encourage sustained performance over time; and
  We have stock ownership guidelines for our NEOs.
Stock Ownership Guidelines

     In 2008, the Committee adopted the following stock ownership guidelines for executives based on a multiple of base salary:

Level	NEOs are expected to hold shares with fair market value equal to
Chief Executive Officer	Three times base salary
Executive Vice Presidents	Two times base salary
Senior Vice Presidents	One times base salary

     Executives are expected to achieve their targets within five years of becoming subject to the ownership guidelines. The guidelines may be satisfied by shares owned outright (regardless of whether acquired through a Company plan or other acquisition), unvested restricted shares or shares held in the executives’ account under our employee stock purchase or 401(k) plans. Compliance with the guidelines will be determined by the Committee on an ongoing basis. Executives who have not satisfied the applicable guideline after becoming subject to it will be required to retain 50% of the net (after applicable taxes) amount of their shares on each vesting date for their restricted stock awards.

     Our policy prohibits our directors, NEOs, and other key executive officers from hedging the economic interest in our securities that they hold. In addition, we prohibit Company personnel, including the NEOs from engaging in any short-term, speculative securities transactions, including purchasing securities on margin, engaging in short sales, buying or selling put or call options, and trading in options (other than those granted by the Company).

Change in Control Agreements

     The Company has entered into change in control agreements with certain executive officers, including the NEOs. These agreements are described in greater detail under “Potential Payments upon Termination or Change in Control” below, and were approved by all of the independent directors. The change in control agreements are intended to protect the interests of our shareholders by providing short-term security for the executives in the event management and the Board are presented with a business combination or other opportunity that is determined to be in the best interest of our shareholders. The Committee designed the change in control agreements to achieve a balance between the benefits of providing executives with security and the potential impact on the shareholders. The major provisions included to achieve this balance include:
  the change in control agreements require a “double trigger,” i.e., both a change in control and either an involuntary termination by the Company or a termination for good reason by the executive;
  the basic benefit is limited to an amount equal to two times (three times in the case of the Chief Executive Officer) the sum of (i) the executive’s annual base salary rate in effect for the year in which the termination date occurs, (ii) the executive’s short-term incentive target award; plus (iii) the immediate vesting of outstanding, unvested equity awards;
  the effective cost is further controlled by a “modified cap” which provides that if the “parachute” amount payable would trigger an excise tax under Section 4999 of the Internal Revenue Code then the amount required to be paid is the greater of the cut-back parachute payment or 90% of the full parachute payment after taxes;
  we are not obligated to pay a “gross up” in the event excise taxes are payable; and
  the executives agreed to restrictive covenants including non-competition, non-solicitation, non-disparagement and confidentiality.
     In addition to the three basic components of our compensation program and the change in control agreements, the Committee also approved and adopted the Company’s Nonqualified Deferred Compensation Plan during 2006 with the modification described below and effective in 2011.

Nonqualified Deferred Compensation Plan

     The NEOs, in addition to other of our highly compensated employees, are entitled to participate in the TrueBlue Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”). Pursuant to the Deferred Compensation Plan, in 2010 eligible employees could defer up to 50% of base salary and up to 75% of amounts received under the short-term incentive plan. Under the Deferred Compensation Plan the Company may make discretionary matching contributions on the amounts contributed up to the annual 401(k) contribution limit applicable to participants in the Company’s 401(k) plan. Although the Company plans to invest deferred amounts in separate investment funds managed by third parties the Company is not required to do so and all deferred amounts are subject to the risk of loss in the event that the Company becomes insolvent. The Deferred Compensation Plan is administered by a benefits committee consisting of our employees and NEOs who are eligible to participate on the same basis as other eligible employees.

     In 2010 we sought guidance from outside professional benefits consulting firms to determine whether the Deferred Compensation Plan offered a competitive retirement benefit to those employees who were not eligible to participate in our 401(k) plan. Based on this guidance we have made the following changes to the Deferred Compensation Plan effective January 1, 2011.

     Pursuant to the Deferred Compensation Plan, in 2011 eligible employees can defer up to 75% of base salary and up to 100% of amounts received under the short-term incentive plan. In addition, in-service accounts were added that allow distribution of contributions during employment. Installment payments for distributions (for up to 10 years) were also added for additional flexibility for tax purposes and retirement planning. Previously under the Deferred Compensation Plan we could make discretionary matching contributions at the same rate as for the 401(k) plan and such contributions vested 25% for each year of service after the contribution. Effective January 1, 2011, discretionary matching contributions, if any, will be made at two times the rate for the 401(k) plan and such contributions are immediately vested in full. We can also make additional contributions with different vesting schedules for retention purposes.

     We believe that the modifications to the Deferred Compensation Plan described above are necessary to make the Deferred Compensation Plan a competitive, meaningful retirement benefit for those employees who are eligible to participate, which includes the NEOs, and does not impose any significant risk to or burden on the Company.

Tax and Accounting Implications

     Deductibility of Executive Compensation

     Section 162(m) of the Internal Revenue Code limits our ability to deduct certain compensation over $1 million paid to the NEOs unless such compensation is based on performance objectives meeting certain criteria or is otherwise excluded from the limitation. The Committee believes that it is generally in our best interests to comply with Section 162(m) and expects that most of the compensation paid to the NEOs will be under the $1 million limit, eligible for exclusion (such as stock options and performance share units), or based on other qualified performance objectives. However, notwithstanding this general policy, the Committee also believes that there may be circumstances in which our interests are best served by maintaining flexibility in the way compensation is provided, whether or not compensation is fully deductible under Section 162(m). Accordingly, it is possible that some compensation paid to the NEOs may not be deductible, such as the restricted stock portion of the long-term executive equity incentive plan to the extent that the aggregate of non-exempt compensation exceeds the $1 million level.

     Nonqualified Deferred Compensation

     We are operating in compliance with the statutory provisions regarding nonqualified deferred compensation arrangements in Section 409A of the American Jobs Creation Act of 2004.

     Accounting for Stock-Based Compensation

     Since December 31, 2005, we have accounted for stock-based payments, including our Stock Option Program, Long-Term Stock Grant Program, Restricted Stock Program, Performance Share Units, and Stock Award Program in accordance with the requirements of FASB ASC 718.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

     The following table shows all compensation paid by the Company in fiscal 2008, 2009, and 2010 to our Chief Executive Officer, Chief Financial Officer, and the other three most highly paid executive officers. All individuals listed in the following tables are referred to in this Proxy Statement as the “Named Executive Officers” or “NEOs.” Annual Compensation includes amounts deferred at the NEO’s election.

						Change in
						Pension
					Non-Equity	Value and
			Stock	Option	Incentive Plan	Deferred
Name and			Awards	Awards	Compensation	Compensation	All Other
Principal Position	Year	Salary	(1)(2)	(3)	(4)	(5)	Compensation	Total
Steven C. Cooper	2008	$545,194	$412,504	$412,081	—	—	—	$1,369,779
President and	2009	$536,252	$412,501	$412,504	$495,000	—	—	$1,856,257
Chief Executive Officer	2010	$550,002	$928,127	—	$495,000	—	—	$1,973,129
Derrek L. Gafford	2008	$298,077	$179,997	$120,000	—	—	—	$598,074
Executive Vice President	2009	$295,039	$180,002	$120,000	$165,000	$15,168	—	$775,209
and Chief Financial Officer	2010	$300,000	$330,002	—	$180,000	$16,582	—	$826,584
James E. Defebaugh	2008	$299,039	$179,997	$120,000	—	—	$23,406 (6)	$622,442
Executive Vice President,	2009	$295,039	$180,002	$120,000	$165,000	—	$865 (7)	$760,906
Secretary, General Counsel	2010	$300,000	$330,002	—	$180,000	—	$136 (8)	$810,138
Wayne Larkin	2008	$298,077	$299,992	$120,000	—	—	$680 (9)	$718,949
President of Labor Ready	2009	$295,039	$180,002	$120,000	$165,000	$7,371	—	$767,412
	2010	$300,000	$330,002	—	$168,000	$7,607	—	$805,609
Noel S. Wheeler	2008	$294,424	$179,997	$120,000	—	—	—	$594,421
Executive Vice President,	2009	$295,039	$300,002	$120,000	$180,000	$33,420	—	$928,461
TrueBlue Operations	2010	$300,000	$330,002	—	$168,000	$34,624	$33,995 (10)	$866,621

____________________

(1)	For 2008 and 2009, this column represents the aggregate grant date fair value of restricted shares granted to each of the NEOs computed according to FASB ASC Topic 718. The amounts are calculated using the closing price of our stock on the grant date. These amounts do not necessarily correspond to the actual value that will be realized by the NEO. For additional information, refer to Note 12 to the Notes to Consolidated Financial Statements found in Item 8 of Part II of our 2008 Form 10-K and Note 14 to the Notes to Consolidated Financial Statements found in Item 8 of Part II of our 2009 Form 10-K (listed under Stock Based Compensation). The amounts reported for 2008 for all NEOs have been revised to reflect the aggregate grant date fair value for 2008, in accordance with SEC rules.

(2)	For 2010, the value in this column represents the aggregate amount of both restricted shares and performance share units granted to NEOs calculated according to FASB ASC 718. These amounts do not necessarily correspond to the actual value that will be realized by the NEO, or the manner of calculating the performance share unit award used by the Compensation Committee. Mr. Cooper received $412,500 in restricted shares and a target value of $412,500 in performance share units based on a unit price that is 80% of the grant date fair value. However, the FASB ASC 718 grant date fair value of performance share units was $515,627, which is the amount included in the table above. The other NEOs each received $180,005 in restricted shares and a target value of $120,000 in performance share units also based on a unit price that is 80% of the grant date fair value. However, the FASB ASC 718 grant date fair value of performance share units was $149,997, which is the amount included in the table above. Performance shares units will vest three years after the grant date if certain long-term Company performance goals are met, as discussed in more detail in the Compensation Discussion and Analysis section of this proxy statement. Equity awards are described in more detail in the Compensation Discussion and Analysis section of this proxy statement and in the Grants of Plan-Based Awards Table. For additional information, refer to Note 14 to the Notes to Consolidated Financial Statements found in Item 8 of Part II of our 2010 Form 10-K (listed under Stock Based Compensation).

(3)	Awards in this column represent the aggregate grant date fair value of stock options granted to each of the NEOs computed in accordance with FASB ASC Topic 718. The values were calculated using an estimated Black-Scholes valuation model. These amounts do not necessarily correspond to the actual value that will be realized by the NEO. For additional information, refer to Note 12 to the Notes to Consolidated Financial Statements found in Item 8 of Part II of our 2008 Form 10-K and Note 14 to the Notes to Consolidated Financial Statements found in Item 8 of Part II of our 2009 and 2010 Form 10-K (listed under Stock Based Compensation). The amounts reported for 2008 for all NEOs have been revised to reflect the aggregate grant date fair value for the respective years, in accordance with new SEC rules.

(4)	The amounts set forth in this column for the respective fiscal year were earned during such fiscal year and paid in the early part of the following fiscal year to each of the NEOs under our Short-Term Incentive Plan. For additional information on the determination of the amounts related to Non-Equity Incentive Plan Compensation, see the discussion above in the Compensation Discussion and Analysis entitled, “Short-Term Incentive Plan.”

(5)	These amounts represent the “above market” earnings on contributions to the Company’s Deferred Compensation Plan, described in more detail below in the section regarding Nonqualified Deferred Compensation.

(6)	This amount represents reimbursement to the NEO for a moving shortfall for sale of home, with a 30% federal tax rate applied.

(7)	This amount represents 401(k) matching funds paid to the NEO.

(8)	This amount represents a Service Award received by the NEO.

(9)	This amount represents $680 in a gift card.

(10)	This amount represents a one-time pay-out to the NEO due to changes in the Company’s accrued vacation policy.

Grants of Plan-Based Awards

										Grant Date
							Estimated Future			Fair Value
							Payouts Under Equity			of Equity
			Action	Estimated Future Payouts Under			Incentive Plan			Based
		Grant	Date	Non-Equity Incentive Plan Awards			Awards			Awards
Name	Type of Award	Date	(1)	(2)			(3)			(4)
				Threshold	Target	Maximum	Threshold	Target	Maximum
Steven C. Cooper
	Annual Cash Incentive		1/28/10	$248,000	$330,000	$495,000
	Restricted Stock	2/5/10						28,331		$412,500
	Performance Share Units	2/5/10					17,707	35,414	53,121	$515,627
Derrek L. Gafford
	Annual Cash Incentive		1/28/10	$90,000	$120,000	$180,000
	Restricted Stock	2/5/10						12,363		$180,005
	Performance Share Units	2/5/10					5,151	10,302	15,453	$149,997
James E. Defebaugh
	Annual Cash Incentive		1/28/10	$90,000	$120,000	$180,000
	Restricted Stock	2/5/10						12,363		$180,005
	Performance Share Units	2/5/10					5,151	10,302	15,453	$149,997
Wayne Larkin
	Annual Cash Incentive		1/28/10	$90,000	$120,000	$180,000
	Restricted Stock	2/5/10						12,363		$180,005
	Performance Share Units	2/5/10					5,151	10,302	15,453	$149,997
Noel S. Wheeler
	Annual Cash Incentive		1/28/10	$90,000	$120,000	$180,000
	Restricted Stock	2/5/10						12,363		$180,005
	Performance Share Units	2/5/10					5,151	10,302	15,453	$149,997

____________________

(1)	This column reflects the date that the Compensation Committee approved the Company performance targets and individual performance targets and awards pursuant to the Short-Term Incentive Plan, and also set the Company performance targets for the performance share unit awards under the Long-Term Incentive Plan.

(2)	These columns show what the potential payout for each NEO was under the Short-Term Incentive plan in 2010, if the threshold, target, or maximum goals were satisfied for all performance measures. The potential payouts were performance-driven and therefore completely at risk. For actual payouts under the Short-Term Incentive plan for 2010, please see the Summary Compensation Table, above. The business measurements, performance goals, and salary multipliers for determining the payout are described in the Compensation Discussion and Analysis section, above.

(3)	These columns show the number of restricted share awards and performance share units granted in 2010 to the NEOs under the Long-Term Incentive plan. The amounts shown for restricted stock awards granted vest in equal installments over three years. The 2010 performance share units vest three years after the date of grant, if at all. The amounts shown reflect the potential payout for each NEO under the Long-Term Inventive plan if the threshold, target, or maximum Company performance goals are satisfied. The performance goals and award multipliers for determining the potential vesting amounts are described in the Compensation Discussion and Analysis section, above. The number of performance share units granted was calculated using the target value for the award (a percentage of the NEO’s salary) divided by 80% of the market value of the shares on the grant date, which was $11.65.

(4)	This column shows the fair value of equity awards in accordance with FASB ASC Topic 718. For restricted stock, grant date fair value is calculated using the closing price of Company stock on the date of grant. The closing price of Company stock on February 5, 2010 was $14.56. For performance share units, grant date fair value is calculated using the closing price of Company stock on the date of grant and the target number of performance share units. The performance goals and award multipliers for determining the potential vesting amounts are described in the Compensation Discussion and Analysis section, above. The number of performance share units granted was calculated using the target value for the award (a percentage of the NEO’s salary) divided by 80% of the market value of the shares on the grant date, which was $11.65. The amounts shown are consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. For additional information, on the calculation and valuation of equity awards, refer to the Compensation Discussion and Analysis section, above, and refer to Note 14 to the Notes to Consolidated Financial Statements found in Item 8 of Part II of our 2010 Form 10-K (listed under Stock Based Compensation).

Outstanding Equity Awards at Fiscal Year-End

     The following table provides information on the holdings of stock options, restricted stock awards, and performance share units of the NEOs as of December 31, 2010. This table includes unexercised and unvested option awards and unvested shares of restricted stock and performance share units. The option exercise price shown below reflects the closing market price of the Company’s stock on the date of the grant. The market value of the restricted stock awards and performance share units is based on the closing market price on December 31, 2010, which was $17.99. For additional information about the option awards, restricted stock awards, and performance share units, see the description of equity incentive compensation in the Compensation Discussion and Analysis section, above. The vesting schedule for each grant is shown following this table, based on the option, restricted stock award, or performance share unit grant date. Grants that are not listed in the vesting schedule are 100% vested.

	Stock Option Awards					Restricted Stock & Performance Share Units
		Number of	Number of
		Securities	Securities				Number of
		Underlying	Underlying				Shares or Units	Market Value of
		Unexercised	Unexercised	Option	Option		of Stock That	Shares or Units of
	Grant	Options	Options	Exercise	Expiration	Grant	Have Not	Stock That Have Not
Name	Date	Exercisable	UnExercisable	Price	Date	Date	Vested	Vested
Steven C. Cooper	1/3/05	25,970		$16.98	1/3/2012	2/1/08	9,259	$166,569
	1/3/06	38,251		$21.24	1/3/2013	2/6/09	30,286	$544,845
	2/2/07	51,000		$18.98	2/2/2014	(1) 2/05/10	28,331	$509,675
	2/1/08		85,317	$14.85	2/1/2015	(2) 2/05/10	35,414	(3) $637,098
	2/6/09		132,212	$9.08	2/6/2016
Derrek L. Gafford	1/3/05	15,000		$16.98	1/3/2012	2/1/08	4,040	$72,680
	1/3/06	29,644		$21.24	1/3/2013	2/6/09	13,215	$237,738
	2/2/07	24,000		$18.98	2/2/2014	(1) 2/05/10	12,363	$222,410
	2/1/08		24,820	$14.85	2/1/2015	(2) 2/05/10	10,302	(3) $185,335
	2/6/09		38,462	$9.08	2/6/2016
James E. Defebaugh	1/3/06	27,174		$21.24	1/3/2013	2/1/08	4,040	$72,680
	2/2/07	26,400		$18.98	2/2/2014	2/6/09	13,215	$237,738
	2/1/08		24,820	$14.85	2/1/2015	(1) 2/05/10	12,363	$222,410
	2/6/09		38,462	$9.08	2/6/2016	(2) 2/05/10	10,302	(3) $185,335
Wayne Larkin	1/3/06	24,704		$21.24	1/3/2013	9/5/07	1,231	$44,291
	2/2/07	20,000		$18.98	2/2/2014	2/1/08	4,040	$72,680
	2/1/08		24,820	$14.85	2/1/2015	5/14/08	4,344	$117,223
	2/6/09		38,462	$9.08	2/6/2016	2/6/09	13,215	$237,738
						(1) 2/05/10	12,363	$222,410
						(2) 2/05/10	10,302	(3) $185,335
Noel S. Wheeler	5/27/05	42,574		$20.39	5/27/12	2/1/08	4,040	$72,680
	1/3/06	29,644		$21.24	1/3/2013	2/6/09	13,215	$237,738
	2/2/07	24,000		$18.98	2/2/2014	7/24/09	6,206	$167,487
	2/1/08		24,820	$14.85	2/1/2015	(1) 2/05/10	12,363	$222,410
	2/6/09		38,462	$9.08	26/2016	(2) 2/05/10	10,302	(3) $185,335

____________________

(1)	Restricted Stock Awards.

(2)	Performance Share Units. For additional information on the vesting schedule and Company performance goals for performance share units please see the Compensation Discussion and Analysis section, above.

(3)	The amount shown assumes 100% of the grant, or the target number of shares, vest and have a value of $17.99 per share.

Vesting Schedule for Outstanding Awards at Fiscal Year-End Table

     Vesting schedules are provided below for grants that were not 100% vested as of December 31, 2010.

Grant Date	Option Awards Vesting Schedule	Grant Date	Stock Awards Vesting Schedule
2/1/08	100% vests on 3rd anniversary of award	9/5/07	25% vests each year for 4 years
2/6/09	100% vests on 3rd anniversary of award	2/1/08	33% vests each year for 3 years
		5/14/08	25% vests each year for 4 years
		2/6/09	33% vests each year for 3 years
		7/24/09	33% vests each year for 3 years
		2/05/10 (1)	33% vests each year for 3 years
		2/05/10 (2)	Vest on 3rd anniversary of award, if at all,
according to predetermined targets

____________________

(1)	Restricted Stock Awards.

(2)	Performance Share Units. For additional information on the vesting schedule and Company performance goals please see the Compensation Discussion and Analysis section, above.

Option Exercises and Stock Vested

The following table provides information for the NEOs regarding: (1) stock option exercises during 2010, including the number of shares acquired upon exercise and the value realized; and (2) the number of shares acquired upon the vesting of restricted stock awards and the value realized before payment of applicable withholding tax and broker commissions. The value realized represents long-term gain over many years, which is not part of 2010 compensation.

	Option Awards		Stock Awards
	Number of Shares			Value Realized
	Acquired on	Value Realized on	Number of Shares	on Vesting
Name	Exercise	Exercise	Acquired on Vesting	(1)
Steven C. Cooper	—	—	32,500	$473,892
Derrek L. Gafford	—	—	13,283	$191,985
James E. Defebaugh	—	—	13,546	$195,822
Wayne Larkin	—	—	16,247	$237,913
Noel S. Wheeler	—	—	16,387	$233,206

____________________

(1)	The dollar amount realized upon vesting was calculated by multiplying the number of shares of stock by the market value of the underlying shares on the vesting date.

Pension Benefits

The Company does not maintain a defined benefit pension plan or supplemental pension plan.

Nonqualified Deferred Compensation

     The Company maintains a nonqualified unsecured Deferred Compensation Plan that allows certain highly compensated employees, including the NEOs, to defer portions of their base salary and annual incentive bonus and thereby defer taxes. The following table provides additional information about the amounts deferred by our NEOs:

	Executive	Registrant	Aggregate	Aggregate
	Contributions in	Contributions	Earnings	Withdrawals/	Aggregate Balance
Name	Last FY (1)	in Last FY	in Last FY (2)	Distributions	at Last FYE
Steven C. Cooper	—	—	—	—	—
Derrek L. Gafford	—	—	$19,977	—	$103,998
James E. Defebaugh	—	—	—	—	—
Wayne Larkin	$19,500	—	$10,056	—	$70,667
Noel S. Wheeler	$147,000	—	$48,317	—	$387,525

____________________

(1)	The amounts contributed to this plan by the Company’s NEOs are set forth in this table and are included in the amounts shown as “Salary” in the Summary Compensation Table, above.

(2)	The amounts reported in the “Aggregate Earnings in Last FY” column represent all earnings on nonqualified deferred compensation in fiscal year 2010. Pursuant to SEC rules, all earnings on nonqualified deferred compensation in fiscal year 2010 in excess of 4.04% (120% of the December 2010 Applicable Federal Long Term Rate with compounding) have been deemed “above-market earnings.” Based on the performance of the funds elected in advance by the participants (as described below), Messrs. Gafford, Larkin, and Wheeler had earnings on nonqualified deferred compensation in excess of 4.04% in fiscal year 2010. All “above-market earnings” on nonqualified deferred compensation were reported in the “Summary Compensation Table,” Above. See the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the “Summary Compensation Table.”

     Prior to 2011, participants in the Nonqualified Deferred Compensation Plan could annually elect to defer up to 50% of salary and up to 75% of their annual incentive bonus. The participants in the Nonqualified Deferred Compensation Plan may now annually elect to defer up to 75% of salary and up to 100% of their annual incentive bonus. Participants are always 100% vested in the elective deferral contributions to the plan. The amounts deferred into this plan and all earnings remain subject to the claims of the Company’s general creditors until distributed to the participant. Participants may receive their funds after the termination of their employment or during employment in the case of an unforeseen emergency, the disability of the participant, or a change in control. Beginning in 2011, participants also have the option to receive a distribution of deferred funds during employment if such a distribution was established prior to the deferral. Any Company matching contributions are discretionary. Whether a matching contribution will be made for a plan year and the amount of any such match will be determined each year by the Company. Prior to 2011, any matching contributions a participant receives in the plan for a plan year were subject to a vesting schedule over five years. Matching funds after 2010 will be immediately vested and may be at double the rate matched under the Company’s 401(k) plan. For 2010, the plan account balances were credited with earnings based on the performance of one or more of the following mutual funds pre-selected by the participant:
  Amer Funds EuroPacific Growth R4 (2010 rate of return: 9.39%)
  Amer Funds Growth Fund of Amer R4 Fund (2010 rate of return: 12.29%)
  Perkins Mid Cap Value T Fund (2010 rate of return: 14.81%)
  Prudential Jennison Mid Cap Gr A Fund (2010 rate of return: 19.98%)
  Royce Pennsylvania Mutual Inv Fund (2010 rate of return: 23.86%)
  SmallCap Value II R3 Fund (2010 rate of return: 26.66%)
  Vanguard Windsor II Fund (2010 rate of return: 10.62%)

     The deemed rates of return for these earnings options may be positive or negative and thus may result in gains or losses to a participant’s plan balance. No assets are required to actually be invested in such funds. The deemed investment options may be changed by the participant periodically throughout the year. For certain key employees, the distribution election must be made at least six months before the actual payment of the participant’s account balance.

Potential Payments to Named Executive Officers upon Termination or Change in Control

     The Company has entered into employment agreements and change in control agreements with each of the NEOs pursuant to which each NEO may be entitled to payments upon termination of employment under the circumstances described below. The payments are subject to the fulfillment of certain conditions, including compliance with a non-competition agreement, which is also described below. The information below is a summary of certain material provisions of these agreements and does not attempt to describe all aspects of the agreements. The rights of the parties are governed by the actual agreements and are in no way modified by the abbreviated summary set forth in this proxy statement.

     Following the description of the agreements, there is a table showing the potential payments the NEOs could have received under these agreements, assuming their employment with the Company was terminated by the Company without cause or for good reason by the NEO on December 31, 2010.

     Employment Agreement for Steven C. Cooper

     Mr. Cooper’s employment agreement provides that if the Company terminates his employment without cause or if Mr. Cooper terminates his employment with good reason other than death or disability, then he will be entitled to the following:
  separation payments at a rate equal to his base salary at the time of termination for a period of 18 months;
  payment of Mr. Cooper’s then applicable short term incentive bonus, subject to performance conditions set by the Board and prorated for the portion of the bonus period Mr. Cooper is actually employed by the Company; and
  immediate accelerated vesting in all previously awarded but unvested stock options, restricted stock, performance share units (which vest after the applicable performance period, and in an amount pro-rated for the portion of the performance period the NEO is employed plus any accelerated vesting period), and other equity awards, provided that any options or other equity awards that are not exercised within the time periods for exercise set forth in the applicable plan, sub-plan or grant agreement, shall expire in accordance with the terms of such plan, sub-plan or grant agreement.
     The foregoing separation benefits are conditioned upon the execution by Mr. Cooper of a release of claims against the Company and, continued compliance by Mr. Cooper with all covenants with the Company. Pursuant to his employment agreement, Mr. Cooper’s covenants with the Company include, without limitation, covenants requiring a duty of loyalty, non-disclosure of confidential information, assignment of inventions and non-competition and non-solicitation. Mr. Cooper is also party to a non-competition agreement with the Company in the form described below.

     Mr. Cooper’s employment agreement also provides that if he is deemed to receive an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) by reason of his vesting of the unvested equity awards (taking into account any other compensation paid or deemed paid to him), the amount of such payments or deemed payments shall be reduced or, alternatively, the provisions of the employment agreement shall not act to vest unvested equity incentive awards to Mr. Cooper, so that no such payments or deemed payments shall constitute excess parachute payments. The determination of whether a payment or deemed payment constitutes an excess parachute payment shall be in the sole discretion of the Board.

     Employment Agreements for James E. Defebaugh, Derrek L. Gafford, Wayne Larkin, and Noel S. Wheeler

     Messrs. Defebaugh, Gafford, Larkin, and Wheeler are parties to employment agreements which provide that if the Company terminates the executive’s employment without cause, or if he terminates his employment with good reason, and such termination is for other than death or disability, then he will be entitled to the following:
  separation payments for twelve months from the termination date at a rate equal to his base salary at the time of termination; and
  immediate accelerated vesting in any previously awarded stock options, restricted stock, performance share units (which vest after the applicable performance period, and in an amount pro-rated for the portion of the performance period the NEO is employed plus any accelerated vesting period), and other equity awards as if the executive had worked for the Company for twelve months after his termination date, provided that any options or other equity awards that are not exercised within the time periods for exercise set forth in the applicable plan, sub-plan or grant agreement, shall expire in accordance with the terms of such plan, sub-plan or grant agreement.
     As a condition precedent to being entitled to receive the benefits set forth above, the executive must (1) sign and deliver and thereafter not revoke a release; (2) be and remain in full compliance with all provisions of the sections of the employment agreement relating to non-disclosure of confidential information and assignment of inventions; and (3) be and remain in full compliance with the non-competition agreement and any other covenants with the Company entered into by the executive. The employment agreement contains, among other things, covenants relating to assignment of inventions, non-disclosure of confidential information, non-disparagement and duty of loyalty. Messrs. Defebaugh, Gafford, Larkin, and Wheeler are also parties to a non-competition agreement with the Company in the form described below.

     In addition to the provisions described above, the employment agreement for each NEO also provides that, if at the time of termination of employment the executive is considered a “specified employee” subject to the required six-month delay in benefit payments under Section 409A(a)(2)(B)(i) of the Code, then any separation payments that would otherwise have been paid within the first six months after termination of employment shall instead be paid in a single lump sum on (or within 15 days after) the six-month anniversary of such termination of employment and any remaining severance payments shall be made monthly after such six-month anniversary.

     Change in Control Agreements

     The Company has entered into change in control agreements with various executive officers, including each of the NEOs. Each change in control agreement by its terms expires each year on December 31, provided that beginning on January 1 of each subsequent year, the change in control agreements will automatically be extended for an additional year unless either party gives notice of termination not later than September 30 of the immediately preceding year. No such notices of termination were provided so the change in control agreements are in effect through December 31, 2011. If a change in control occurs during the term, the term will expire on the earlier of the third anniversary of the change in control or the date of the executive’s death (such period is referred to as the “Severance Period”). If the executive ceases to be employed prior to a change in control, the agreement will expire on the date of termination of employment. The change in control agreements are effective on the date executed, but do not become operative unless a change in control occurs.

     Change in control means that during the term of the agreements any of the following events occur:
  any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 33 1/3 % of the combined voting power of the then-outstanding voting stock of the Company;
  a majority of the Board ceases to be comprised of incumbent directors; or
  the consummation of a reorganization, merger, consolidation, plan of liquidation or dissolution, recapitalization or sale, or other disposition of all or substantially all of the assets of the Company or the acquisition of the stock or assets of another corporation, or other transaction (each, a “Business Transaction”), and as a result of which less than 50% of the outstanding voting interests or securities of the surviving or resulting entity immediately after the Business Transaction are owned in the aggregate by the former shareholders of the Company, as the same shall have existed immediately prior to such Business Transaction, in substantially the same proportions as their ownership before such Business Transaction.
     The Company will be required to pay the amounts described below if following the occurrence of a change in control (or within 90 days prior to the date of a change in control if at the request of a third party who has taken steps reasonably calculated to effect a change in control) (1) the Company terminates the executive’s employment during the Severance Period other than for cause, or as a result of the executive’s death or permanent disability, or (2) the executive terminates the executive’s employment for good reason during the Severance Period. Each of (1) and (2) is referred to in the change in control agreement as a “Triggering Termination.” As a condition precedent to receiving any payments and benefits under the change in control agreement, the executive must execute and not later revoke a waiver and release agreement and be in compliance with the restrictive covenants and terms of the change in control agreement. The material covenants of the executive in the change in control agreement include a duty of loyalty, non-disclosure, non-use and protection of confidential information, non-disparagement, non-competition and non-solicitation of employees and clients. The non-competition and non-solicitation provisions apply during the term of the change in control agreement and for a period of two years following the termination of employment.

     In the event of a Triggering Termination, subject to the terms of the agreement, the Company is required to pay to the executive an amount equal to two times (except in the case of Mr. Cooper, in which case it shall be three times) the sum of (a) the executive’s annual base salary rate in effect for the year in which the termination date occurs, plus (b) the executive’s incentive or target bonus (in an amount equal to the target bonus immediately prior to the change in control or, if such target shall not have been established or shall be reduced after a change in control, the highest aggregate incentive pay earned in any of the three fiscal years immediately preceding the year in which the change in control occurred). Such amounts shall be payable as follows: 50% shall be payable within five business days after the termination date and 50% shall be payable in equal monthly installments over the 24 months following the termination date, provided that the agreement provides that the timing of payments may be adjusted if necessary to comply with Section 409A of the Code. The Company will also either provide employee benefits to the executive comparable to the benefits that the executive was receiving or entitled to receive immediately prior to the termination date or will pay a lump sum payment in lieu of the continuation of such benefits, as described in the change in control agreement.

     In addition to the amounts described above, if there is a Triggering Termination, the Company will pay in cash to the executive a lump sum amount equal to the sum of (i) any unpaid incentive compensation that has been earned, accrued, allocated or awarded to the executive for any performance period ending prior to a Triggering

Termination, plus (ii) the value of any annual bonus or long-term incentive pay earned, accrued, allocated or awarded with respect to the executive’s service during the performance period or periods that include the date on which the change in control occurred. Furthermore, if there is a Triggering Termination, all stock options, restricted stock, performance share units, and any other equity award shall become fully vested as of the date of termination.

     Notwithstanding any provision of the change in control agreement or any other agreement between the executive and the Company to the contrary, if any amount or benefit to be paid or provided under the change in control agreement or any other agreement would be a payment that creates an obligation for the executive to pay excise taxes under Section 280G of the Code (an “excess parachute payment”), then the payments and benefits to be paid or provided under the change in control agreement and any other agreement will be reduced to the minimum extent necessary (but in no event to less than zero) so that no portion of any such payment or benefit, as so reduced, constitutes an excess parachute payment; provided that the foregoing reduction will not be made if such reduction would result in the executive receiving an after-tax amount less than 90% of the after-tax amount of the severance payments he would have received under the change in control agreement or under any other agreement. In the event that any payment or benefit intended to be provided is required to be reduced pursuant to this provision, the executive will be entitled to designate the payments and/or benefits to be so reduced.

     In addition to the foregoing limitation, the change in control agreements provide that to the extent that the executive receives payments by reason of his termination of employment pursuant to any other employment or severance agreement or employee plan (collectively, “Other Employment Agreements”), the amounts otherwise receivable under the change in control agreement will be reduced by the amounts actually paid pursuant to the Other Employment Agreements, but not below zero, to avoid duplication of payments so that the total amount payable or value of benefits receivable under the change in control agreement, and under the Other Employment Agreements, is not less than the amounts payable or value receivable had such benefits been paid in full under the change in control agreement.

     Non-Competition Agreements

     Each of the NEOs has also entered into a non-competition agreement with the Company. Each non-competition agreement provides, among other things, that during the executive’s employment with the Company and for a period of two years following the termination of such employment for any reason, the executive shall not, directly or indirectly:
  employ or solicit for employment any Company employee who has been employed by the Company during the six months prior to the termination of the executive’s employment or urge any such person to discontinue employment with the Company; seek to employ any individual who has applied for and/or accepted placement in a job by the Company with a client, and about whom the executive obtained information or with whom the executive interacted on behalf of the Company;
  solicit any client of the Company for the purpose of providing temporary and/or permanent staffing services on behalf of a competing business;
  engage in any conduct intended to induce or urge any client to discontinue its business relationship with the Company; or
  do any business with any Company client in connection with the provision of temporary and/or permanent staffing services.

     The non-competition agreement also provides that during the executive’s employment with the Company and for a period of 12 months (18 months in the case of Mr. Cooper) following the termination of such employment, the executive shall not, directly or indirectly, in any location in which the Company conducts or plans to conduct business, work for or participate in a business similar to or that competes with the business of the Company. Within 15 days after the termination of the executive’s employment, the Company, in its sole discretion, may elect to extend the non-competition period from 12 months (18 months in the case of Mr. Cooper) to 24 months, provided that if the Company makes such election and either the Company terminated the executive’s employment without cause or the executive terminated employment with good reason, then, if the executive has complied with certain conditions precedent, the period during which the executive is entitled to receive separation payments pursuant to the executive’s employment agreement will automatically and without further action be extended from 12 months (18 months in the case of Mr. Cooper) to 24 months. The non-competition agreement also contains, among other things, provisions covering duty of loyalty and non-disclosure, non-use and other protection of confidential information.

     Stock Option, Restricted Stock, and Performance Share Unit Agreements

     The award agreements that govern the stock option, restricted stock, and performance share unit grants to the NEOs also provide that the stock options, restricted stock, and performance share units, as applicable, will become fully vested if after a change of control the NEO is terminated without cause or terminates his employment for good reason. Performance share units vest in such an event at the target level, provided that the Compensation Committee shall have the discretion to determine that the performance goals shall be deemed to have been performed at the maximum level. For purposes of the stock option, restricted stock, and performance share unit agreements, change of control means the first day that any one or more of the following conditions shall have been satisfied:
  the sale, liquidation or other disposition of all or substantially all of the Company’s assets in one or a series of related transactions;
  an acquisition (other than directly from the Company) of any outstanding voting securities by any person, after which such person has beneficial ownership of 25% or more of the then outstanding voting securities of the Company, other than a Board approved transaction;
  during any 24-consecutive month period, the individuals who, at the beginning of such period, constitute the Board cease for any reason other than death to constitute at least a majority of the members of the Board, subject to certain exceptions; or
  a merger, consolidation or reorganization of the Company, as a result of which the shareholders of the Company immediately prior to such merger, consolidation or reorganization own directly or indirectly immediately following such merger, consolidation or reorganization less than 50% of the combined voting power of the outstanding voting securities of the entity resulting from such merger, consolidation or reorganization.

     Potential Payout Upon an Involuntary Termination Without Cause or for Good Reason

     The table below quantifies the potential payouts to each of the NEOs. The table shows two alternative scenarios – termination before a change in control and termination after a change in control.

	Potential Payouts upon Involuntary				Potential Payouts upon Involuntary
	Termination by Company without Cause or				Termination by Company without
	by Executive for Good Reason after a Change				Cause or by Executive for Good
	in Control (1)(2)				Reason before a Change in Control (3)
		Restricted				Restricted
		Stock &		Continuation		Stock &
		Performance	Stock	of Health &		Performance	Stock
	Cash	Share	Option	Welfare	Cash	Share	Option
Name	Payment	Vesting (4)	Vesting (5)	Benefits	Payment	Vesting (4)(6)(7)	Vesting (5)(6)
Steven C. Cooper (8)	$2,640,000	$1,858,187	$1,445,904	$59,050	$1,155,000	$1,858,187	$1,445,904
Derrek L. Gafford (8)	$840,000	$718,161	$420,631	$39,366	$300,000	$383,156	$249,283
James E. Defebaugh (8)	$840,000	$718,161	$420,631	$13,575	$300,000	$383,147	$249,283
Wayne Larkin (8)	$840,000	$818,455	$420,631	$39,366	$300,000	$444,376	$249,283
Noel Wheeler (8)	$840,000	$829,807	$420,631	$39,366	$300,000	$438,979	$249,283
     ____________________

(1)	Assumes that (a) the change in control agreement was effective as of December 31, 2010, (b) a change in control occurred on or before such date and (c) the named executive officer was terminated by the Company without cause on such date or the named executive officer terminated his employment for good reason on such date.

(2)	As explained above, the definition of a change of control for purposes of the stock option and restricted stock agreements differs slightly from the definition of change in control in the change in control and performance share unit agreements. In the event a named executive officer was terminated on December 31, 2010, by the Company without cause or the named executive officer terminated his employment for good reason on such date following a change of control under the stock option and restricted stock agreements that did not constitute a change in control for purposes of the change in control agreement, the named executive officer would have been entitled to the restricted stock vesting and stock option vesting but not the cash payment, performance share vesting, or continuation of health and welfare benefits shown in the table.

(3)	Assumes that (a) the employment agreement was effective as of December 31, 2010, (b) no change in control occurred on or before such date and (c) the named executive officer was terminated by the Company without cause on such date or the named executive officer terminated his employment for good reason on such date.

(4)	The amounts shown for each NEO are calculated by multiplying the number of unvested restricted stock awards and unvested performance share awards at target for such NEO with respect to which the vesting would accelerate as a result of termination under the circumstances noted by the closing price of a share of common stock on December 31, 2010, which was $17.99. Unvested restricted stock and performance share units are set forth in the Outstanding Equity Awards at Fiscal Year-End table.

(5)	The amounts shown for each NEO are calculated by multiplying the number of in-the-money options with respect to which the vesting would accelerate as a result of termination under the circumstances noted by the difference between the exercise price and the closing price of a share of common stock on December 31, 2010, which was $17.99. The number of shares subject to unvested stock options and exercise prices thereof are shown above in the Outstanding Equity Awards at Fiscal Year-End table.

(6)	Mr. Cooper’s employment agreement provides for the accelerated vesting of all equity awards upon termination of employment under the conditions noted in footnote (3) above. Under the employment agreements for the named executive officers (other than Mr. Cooper), however, vesting is only accelerated for those equity awards which would have vested in the 12 month period following a termination of employment under the conditions noted in footnote (3) above.

(7)	The performance share unit grant agreements provide that, upon termination of employment under the conditions noted in footnote (3) above, a pro-rata portion of the performance shares vest and are paid out at the end of the performance period based on actual performance. The executives also receive the additional vesting noted in footnote (6) above in addition to the pro-rata vesting. For the amounts shown, we have assumed target performance over the performance period.

(8)	As discussed above, the amounts actually payable to the NEOs pursuant to the change in control agreement (and the amounts actually payable to Mr. Cooper pursuant to his employment agreement) are subject to reduction if any amount or benefit to be paid under such agreement or any other agreement would be a payment that creates an obligation for the NEO to pay excise taxes under Section 280G of the Code. For purposes of Section 280G, the value of the acceleration of stock options, performance shares, and restricted stock is based on a time-based formula and is different than the method described in footnotes (4) and (5) above.

Equity Compensation Plan Information

			Number of securities
			remaining available
			for future issuance under
	Number of securities to	Weighted-average	equity compensation plans
	be issued upon exercise of	exercise price of	(excluding securities
Plan category	outstanding options	outstanding options	reflected in column (a))
Equity compensation plans
approved by security holders (1)	1,119,000	$15.62	2,357,000

Employee stock purchase plans
approved by security holders (2)	—	—	964,000
	1,119,000	$15.62	3,321,000
     ____________________

(1)	Equity compensation plans approved by security holders include the following:

1996 TrueBlue, Inc. Employee Stock Option and Incentive Plan. This plan applies to directors, officers, and employees of the Company and permits the granting of non-qualified and incentive stock options, restricted shares, stock appreciation rights and other stock based awards. Outstanding stock options as of the fiscal year end are listed in the table above. No further awards were made pursuant to this plan upon shareholder approval of the 2005 Long-Term Equity Incentive Plan.

TrueBlue, Inc. 2005 Long-Term Equity Incentive Plan. This plan applies to directors, officers, employees, and consultants of the Company and permits the granting of nonqualified and incentive stock options, restricted stock, performance share units, restricted stock units and stock appreciation rights. The total number of shares authorized under this plan is 6,000,000 shares. As of December 31, 2010 there were 2,357,000 shares available for future issuance under this plan. There were 882,000 restricted shares and performance share units outstanding as of December 31, 2010. Outstanding stock options as of the fiscal year end are listed in the table above. All future stock compensation awards will be awarded from this plan.

(2)	Employee stock purchase plans approved by security holders include the following:

2010 TrueBlue Employee Stock Purchase Plan. This plan provides an opportunity for regular employees who have met certain service qualifications to purchase shares of our common stock through payroll deductions of up to 10% of eligible after-tax compensation. These deductions are used to purchase shares of our common stock at 85% of the fair market value of our common stock as of either the first day or last day of each month, whichever is less. As of December 31, 2010, there were 964,000 shares available for future issuance under this plan. On May 12, 2010, shareholders approved the Company’s 2010 Employee Stock Purchase Plan. No further awards were made pursuant to the 1996 Employee Stock Purchase Plan after the shareholder approval of the 2010 Employee Stock Purchase Plan.

PROPOSAL 4. RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

     The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 30, 2011. Representatives of Deloitte & Touche LLP will be present at the annual meeting to make a statement, if they desire to do so, and respond to appropriate questions by shareholders. The ratification of the Board’s selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 30, 2011, will be approved if the number of votes cast in favor of the ratification exceeds the numbers of votes cast against ratification. Proxies will be voted “FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2011 unless other instructions are indicated on your proxy. In the event shareholders do not ratify the appointment, the Audit Committee will reconsider the appointment. The Audit Committee reserves the right to change its independent registered public accounting firm without seeking shareholder approval if it determines that such change is in the best interests of the Company. Please see the sections below labeled, “Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm , and “Fees Paid to Independent Registered Public Accountant for Fiscal Years 2009 and 2010” for more information on the Company’s relationship with Deloitte & Touche LLP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Fees Paid to Independent Registered Public Accountant for Fiscal Years 2010 and 2009

     Deloitte & Touche LLP (“Deloitte”) was the independent registered public accounting firm which audited the Company’s consolidated financial statements for the fiscal year ending December 31, 2010. Services provided to the Company and its subsidiaries by Deloitte in fiscal 2010, are described in the following table:

	2010	2009
Audit fees: (1)	$800,378	$748,520
Audit-related fees: (2)	$309,644	$0
Tax fees: (3)	$2,364	$39,247
All other fees: (4)	$8,470	$15,953
     ____________________

(1)	Audit fees for the 2010 and 2009 fiscal years were for services rendered for the audits of the consolidated financial statements included in the Company’s Annual Reports on Form 10-K, quarterly reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, reviews of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act and other Securities and Exchange Commission filings including consents, comfort letters, and other assistance required to complete the year-end audit of the consolidated financial statements.

(2)	All audit-related fees for the 2010 and 2009 fiscal years were for due diligence related to mergers and acquisitions activity.

(3)	Tax fees include consultation on tax compliance, tax advice, and tax planning.

(4)	All other fees for the 2010 and 2009 fiscal years include subscriptions to accounting research services and other projects.

     The services described above were approved by the Audit Committee pursuant to the policy described below; the Audit Committee did not rely on any of the exceptions to pre-approval under Rule 2-01(c)(7)(i)(C) under Regulation S-X.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

     The Audit Committee pre-approves all audit and non-audit services provided by the independent registered public accounting firm prior to the engagement of the independent accountants with respect to such services. The Company’s independent accountants may be engaged to provide non-audit services only after the Audit Committee has first considered the proposed engagement and has determined in each instance that the proposed services are not prohibited by applicable regulations, and that the accountants’ independence will not be materially impaired as a result of having provided such services. In making this determination, the Audit Committee shall take into consideration whether a reasonable investor, knowing all relevant facts and circumstances would conclude that the accountants’ exercise of objective and impartial judgment on all issues encompassed within the accountants’ engagement would be materially impaired. The Audit Committee may delegate its approval authority to pre-approve services provided by the independent accountants to one or more of the members of the Audit Committee, provided that any such approvals are presented to the Audit Committee at its next scheduled meeting.

Termination of PricewaterhouseCoopers LLP; Engagement of Deloitte & Touche LLP

     On February 25, 2009, the Company dismissed PricewaterhouseCoopers (“PwC”) as its independent registered public accounting firm and appointed Deloitte to be engaged as the Company’s new independent registered public accounting firm. The decision to change independent registered public accounting firms was made by the Audit Committee of the Company’s Board of Directors.

     The Company disclosed these events in a Current Report on Form 8-K filed with the SEC on March 2, 2009 (the “Form 8-K”), which included the following information:

     The reports of PwC on the Company’s financial statements as of and for the years ended December 28, 2007 and December 26, 2008 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. During the fiscal years ended December 28, 2007 and December 26, 2008 and through February 25, 2009, there were (1) no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in their reports on the financial statements for such years, and (2) no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)). PwC provided to the Company a letter addressed to the SEC stating that it agreed with the statements of the Company made in the Form 8-K in response to Item 304(a).

     During the fiscal years ended December 28, 2007 and December 26, 2008 and through February 25, 2009, the Company did not consult with Deloitte regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (2) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is described in Item 304(a)(1)(v) of Regulation S-K.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of common stock of the Company as of March 11, 2011, for (i) each person known to the Company to own beneficially 5% or more of our common stock; (ii) each director of the Company; (iii) each individual identified as a NEO of the Company pursuant to Item 402 of Regulation S-K; and (iv) all NEOs and directors of the Company as a group. Except as otherwise noted, the named beneficial owner has sole voting and investment power. As of March 11, 2011, the Company had no other classes of outstanding equity securities.

		Amount and Nature of
		Beneficial Ownership	Percent
Name & Address of Beneficial Owner**	Title of Class	(Number of Shares) (1)	of Class
Steven C. Cooper (2)	Common Stock	356,861	*
Joseph P. Sambataro, Jr. (3)	Common Stock	236,978	*
Noel S. Wheeler (4)	Common Stock	199,230	*
James E. Defebaugh (5)	Common Stock	146,000	*
Derrek L. Gafford (6)	Common Stock	139,777	*
Wayne W. Larkin (7)	Common Stock	119,153	*
William W. Steele (8)	Common Stock	98,900	*
Thomas E. McChesney (9)	Common Stock	54,568	*
Gates McKibbin (10)	Common Stock	39,534	*
Craig E. Tall (11)	Common Stock	31,288	*
Robert J. Sullivan (12)	Common Stock	18,210	*
Bonnie W. Soodik (13)	Common Stock	10,224	*
Jeffrey B. Sakaguchi (14)	Common Stock	7,129	*
All officers and directors as a group (13 individuals)	Common Stock	1,457,852	3%
Lord, Abbett & Co, LLC (15)	Common Stock	4,954,444	11.25%
BlackRock, Inc. (16)	Common Stock	3,442,625	7.81%
Capital Research Global Investors (17)	Common Stock	2,945,500	6.70%
Royce & Associates, LLC (18)	Common Stock	2,595,881	5.89%
The Vanguard Group, Inc. (19)	Common Stock	2,372,998	5.38%
     ____________________

(1)	Beneficial ownership is calculated in accordance with Rule 13d-3(d)(1) of the Exchange Act, and includes: (i) shares held outright, shares held under the Company’s employee stock purchase plan, and restricted shares; (ii) share units held under the Company’s 401(k) plan; and, (iii) shares issuable upon exercise of options, warrants, and other securities convertible into or exchangeable for shares, which were exercisable on or within 60 days after March 11, 2011.

(2)	Includes 150,075 shares held outright, 6,248 shares accrued under the 401(k) plan and options for 200,538 shares.

(3)	Includes 112,207 shares held outright, and options for 124,771 shares.

(4)	Includes 78,192 shares held outright, and options for 121,038 shares.

(5)	Includes 41,764 shares held outright, 3,814 shares accrued under the 401(k) plan, and options for 100,422 shares.

(6)	Includes 41,171 shares held outright, 5,142 shares accrued under the 401(k) plan and options for 93,464 shares.

(7)	Includes 49,202 shares held outright, 427 shares accrued under the 401(k) plan, and options for 69,524 shares.

(8)	Includes 91,400 shares held outright, and options for 7,500 shares.

(9)	Includes 38,068 shares held outright, 9,000 shares held indirectly in IRAs, and options for 7,500 shares.

(10)	Includes 21,521 shares held outright and options for 18,013 shares.

(11)	Includes 31,288 shares held outright.

(12)	Includes 18,210 shares held outright.

(13)	Includes 10,224 shares held outright.

(14)	Includes 7,129 shares held outright.

(15)	Information provided is based solely on a Schedule 13G dated February 14, 2011, filed on behalf of Lord, Abbett & Co., LLC. Lord, Abbett & Co., LLC has sole voting power and sole dispositive power of 4,954,444 shares. The business address of Lord, Abbett & Co., LLC is 90 Hudson Street, New Jersey, New Jersey, 07302.

(16)	Information provided is based solely on a Schedule 13G dated January 21, 2011, filed on behalf of BlackRock, Inc. BlackRock, Inc. has sole voting and sole dispositive power of 3,442,625 shares. The business address of BlackRock, Inc. is 40 East 52nd Street, New York, New York, 10022.

(17)	Information provided is based solely on a Schedule 13G dated February 10, 2011, filed on behalf of Capital Research Global Investors. Capital Research Global Investors has sole voting and sole dispositive power of 2,945,500 shares. The business address of Capital Research Global Investors is 333 South Hope Street, Los Angeles, California, 90071.

(18)	Information provided is based solely on a Schedule 13G dated January 26, 2011, filed on behalf of Royce & Associates, LLC and its subsidiaries. Royce & Associates, LLC has sole voting and sole dispositive power of 2,595,881 shares. The business address of Royce & Associates, LLC is 745 Fifth Avenue, New York, New York, 10151.

(19)	Information provided is based solely on a Schedule 13G dated January 29, 2011, filed on behalf of The Vanguard Group, Inc. The Vanguard Group, Inc. has sole voting and sole dispositive power of 2,372,998 shares. The business address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania, 19355.

*	Less than 1%.

**	The address of the NEOs and directors is c/o TrueBlue, Inc., P.O. Box 2910, Tacoma, Washington 98401.

OTHER BUSINESS

     We do not intend to bring any other business before the meeting, and, so far as we know, no matters are to be brought before the meeting except as specified in the notice of the meeting. However, as to any other business which may properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof, in accordance with the recommendation of the Board of Directors.

FORM 10-K REPORT AVAILABLE

     A copy of the Company’s annual report on Form 10-K, as filed with the Securities and Exchange Commission, will be furnished without charge to shareholders upon request to Chief Financial Officer, TrueBlue, Inc., P.O. Box 2910, Tacoma, WA 98401; telephone: (253) 383-9101.

TRUEBLUE, INC.
By Order of the Board of Directors

James E. Defebaugh
Secretary

/s/ James E. Defebaugh

Tacoma, Washington
April 1, 2011

TrueBlue, Inc. C/O Computershare 350 Indiana Street Suite750 Golden, CO 80401
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time Tuesday, May 10, 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time Tuesday, May 10, 2011. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors	For	Against	Abstain

1a.	Steven C. Cooper	☐	☐	☐

1b.	Thomas E. McChesney	☐	☐	☐

1c.	Gates McKibbin	☐	☐	☐

1d.	Jeffrey B. Sakaguchi	☐	☐	☐

1e.	Joseph P. Sambataro, Jr	☐	☐	☐

1f.	Bonnie W. Soodik	☐	☐	☐

1g.	William W. Steele	☐	☐	☐

1h.	Craig E. Tall	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain

2.	Advisory vote approving executive compensation.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

The Board of Directors recommends you vote 1 YEAR on the following proposal:		1 Year	2 Years	3 Years	Abstain

3.	Advisory vote on the frequency of voting to approve executive compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:			For	Against	Abstain

4.	Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 30, 2011.		☐	☐	☐

5.	As may be recommended by the Board of Directors, the Proxies are authorized to vote upon such other business as may properly come before the meeting.		☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report and Form 10-K, Form of Proxy is/are available at www.proxyvote.com.

TRUEBLUE, INC.

For Annual Meeting of the Shareholders

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Joseph P. Sambataro, Jr. and James E. Defebaugh (collectively, the "Proxies"), and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the annual meeting of the Company to be held at 10:00 a.m. (Pacific Daylight Time) on Wednesday, May 11, 2011, at 1015 A Street, Tacoma, Washington, and at any adjournment thereof.

This proxy, when properly signed will be voted in the manner directed herein by the undersigned shareholder. Unless otherwise specified herein, the Proxies, in their discretion, are further authorized to vote:

FOR PROPOSAL 1 (the election of directors nominated by the Board of Directors);
FOR PROPOSAL 2 (advisory vote approving executive compensation);
FOR ONE YEAR ON PROPOSAL 3 (advisory vote on the frequency of shareholder votes to approve executive compensation);
FOR PROPOSAL 4 (ratification of selection of independent registered public accounting firm); and

with respect to any other business that may properly come before the meeting, as recommended by the Board of Directors.

Continued and to be signed on reverse side